                                                                 EXHIBIT 2.2



                       AGREEMENT AND PLAN OF DISTRIBUTION

                                  BY AND AMONG

                           BEVERLY ENTERPRISES, INC.

                           NEW BEVERLY HOLDINGS, INC.

                                      AND

                        CAPSTONE PHARMACY SERVICES, INC.

                                  DATED AS OF

                                 APRIL 15, 1997

                               TABLE OF CONTENTS

ARTICLE I. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.1      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2      Incorporation of Merger Agreement Definitions . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 1.3      References; Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE II. DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 2.1      Transfer of Assets and Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (a)      Certain Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (b)      Exchange of Stock with Beverly  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (c)      Charters; By-laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (d)      Directors; Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (e)      Certain Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (f)      Transfer of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (g)      Services Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (h)      Delivery of Shares to Transfer Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (i)      Assumed Pharmacy Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (j)      Other Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.2      Certain Financial and Other Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (a)      Intercompany Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (b)      Operations in Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.3      Assumption of Indebtedness; Payment or Provision for Certain Debts;
                          Settlement of Expenses and Other Items. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.4      Assumption and Satisfaction of Liabilities; Management Responsibility
                          for Shared Liabilities; Obligations, Rights and Assets Relating to Shared Liabilities . . .  13
         Section 2.5      Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.6      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.7      No Representations or Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.8      Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.9      Witness Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.10     Certain Post-Distribution Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.11     Directors and Officers Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.12     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.13     Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.14     Listing of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE III. INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.1      Indemnification by Beverly  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.2      Indemnification by NBHI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.3      Limitations on Indemnification Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  18





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
         Section 3.4      Procedures for Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.5      Indemnification Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.6      Other Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.7      Survival of Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE IV. ACCESS TO INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.1      Provision of Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.2      Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.3      Reimbursement; Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.4      Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE V. INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.1      Policies and Rights Included Within Assets; Maintenance of Coverage . . . . . . . . . . . .  22
         Section 5.2      Post-Distribution Date Claims Against NBHI  . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.3      Administration; Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (b)     Allocation of Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.4      Agreement for Waiver of Conflict and Shared Defense . . . . . . . . . . . . . . . . . . . .  23
         Section 5.5      Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VI. DISPUTE RESOLUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.1      Distribution Agreement Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.2      Arbitration in Accordance with American Arbitration Association Rules . . . . . . . . . . .  24
         Section 6.3      Final and Binding Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.4      Costs of Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.5      Settlement by Mutual Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE VII. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 7.1      Complete Agreement; Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 7.2      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 7.3      Survival of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 7.4      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 7.5      Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 7.6      Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 7.7      Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 7.8      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.9      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.10     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.11     Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.12     Attorney Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.13     Title and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





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
         Section 7.14     Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.15     Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 7.16     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 7.17     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         Exhibit A -      Plan of Restructuring

                       AGREEMENT AND PLAN OF DISTRIBUTION

         THIS AGREEMENT AND PLAN OF DISTRIBUTION (the "Distribution Agreement"), dated as of April 15, 1997 by and among Beverly Enterprises, Inc., a Delaware corporation (the "Company" or "Beverly"), New Beverly Holdings, Inc., a Delaware corporation ("NBHI" ) and Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone").

                                  WITNESSETH:

         WHEREAS, the Company and Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone"), previously entered into an Agreement and Plan of Merger, dated as of April 15, 1997 (the "Merger Agreement"), providing for the merger (the "Merger") of the Company's Institutional Pharmacy Business with Capstone;

         WHEREAS, prior to the Effective Time (as defined in the Merger Agreement) of the Merger the Company intends to transfer its Remaining Health Care Business (as hereinafter defined) to NBHI in exchange for the issuance of shares of NBHI Common Stock;

         WHEREAS, the Company's Board of Directors, subject to the approval of the Company's stockholders, expects to complete the Distribution (as hereinafter defined) immediately prior to the Effective Time of the Merger; and

         WHEREAS, the purpose of the Distribution is to make possible the Merger by divesting the Company of the Remaining Health Care Business, with which Capstone is unwilling to merge, and this Distribution Agreement sets forth the various agreements between Beverly and NBHI relating to the separation of the Institutional Pharmacy Business from the Remaining Health Care Business.

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound (subject to shareholder approval), the parties hereto hereby agree as follows:

                             ARTICLE I. DEFINITIONS

         SECTION 1.1 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accrued Interest Cost" shall mean, with respect to the Assumed Pharmacy Indebtedness, an amount equal to the Assumed Pharmacy Indebtedness multiplied by nine per cent (9%) per annum for the period between the date hereof and the Distribution Date.

         "Action" shall mean any action, suit, claim, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

         "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         "Ancillary Agreements" shall mean, collectively, all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Distribution Agreement and the Merger Agreement) entered or to be entered into in connection with the transactions contemplated hereby, including, without limitation, the Transfer and Assumption Instruments, the Employee Benefit Matters Agreement, the Tax Allocation Agreement, the Interim Services Agreement and the Non-Competition Agreement, all in the respective forms attached hereto as exhibits, and as any of such agreements may be subsequently modified or amended, together with any additional or supplemental agreement entered into by the parties in connection with or to facilitate the Distribution; provided, however, that in no event shall any agreement constitute an Ancillary Agreement or be further modified or amended unless consented to by each of Beverly, NBHI and Capstone.

         "Assignee" shall have the meaning as defined in Section 2.1(f)(ii).

         "Assumed Pharmacy Indebtedness" shall mean the principal sum of $275,000,000, which amount is included as part of the pro forma Institutional Pharmacy Liabilities in the Institutional Pharmacy Business Financial Statements set forth in the Beverly Disclosure Statement, and which amount is to be paid to Beverly by one or more of the Pharmacy Subsidiaries on or prior to the Distribution Date.

         "Beverly Common Stock" shall mean the common stock, $.10 par value, of Beverly.

         "Beverly Disclosure Statement" shall mean the Disclosure Statement delivered by Beverly to Capstone prior to or contemporaneously with Beverly's execution and delivery of the Merger Agreement.

         "Beverly Indemnitees" shall mean Beverly (and after the Effective Time of the Merger, Capstone as successor to Beverly), each Pharmacy Subsidiary, the directors and officers of Beverly and the Pharmacy Subsidiaries and each of the heirs, executors, successors and assigns of any of the foregoing.

         "Beverly Policy" or "Beverly Policies" shall mean any one or more Policies which are or at any time were maintained by or on behalf of or for the benefit or protection of Beverly or NBHI or any of their respective predecessors or Subsidiaries which relate to any Shared Liability, the Remaining Health Care Business or the Institutional Pharmacy Business, or current or past directors, officers, employees or agents of any of the foregoing businesses.

         "Capstone Common Stock" shall mean the common stock, $.01 par value, of Capstone.

         "Capstone Liabilities" shall mean Liabilities of Capstone, if any, under the Merger Agreement and this Agreement.

         "Claims Administration" shall mean the processing of claims made under the Beverly Policies, including, without limitation, the reporting of claims to the insurance carriers, as well as the management and defense of claims and providing for appropriate releases upon settlement of claims.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

         "Commission" shall mean the Securities and Exchange Commission.

         "D&O Insurance Policies" shall have the meaning as defined in Section 2.11.

         "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of Beverly Common Stock as of the Distribution Record Date of the NBHI Common Stock owned by Beverly on the basis of one whole share of NBHI Common Stock for each outstanding whole share of Beverly Common Stock.

         "Distribution Agreement Dispute" shall have the meaning as defined in
Article VI.

         "Distribution Date" shall mean such date as may hereafter be determined by Beverly's Board of Directors as the date on which the Distribution shall be effected.

         "Distribution Record Date" shall mean such date as may hereafter be determined by Beverly's Board of Directors as the record date for determining the stockholders of Beverly entitled to receive the Distribution.

         "Employee Benefit Matters Agreement" shall mean that certain Employee Benefit Matters Agreement to be dated as of the Distribution Date among Beverly, NBHI and Capstone, setting forth the manner in which various employee benefit plans and entitlements will be treated in connection with the Distribution.

         "Indemnifiable Losses" shall mean any and all losses, Liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys' fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions involving an Indemnifiable Loss, incurred by an Indemnitee.

         "Indemnifying Party" shall have the meaning as defined in Section 3.3.

         "Indemnitee" shall have the meaning as defined in Section 3.3.

         "Institutional Pharmacy Assets" shall mean, collectively, all the rights and assets of Beverly and its Subsidiaries that are used primarily in the conduct of the Institutional Pharmacy Business, including, without limitation, (i) the assets included on the balance sheet dated as of December 31, 1996, forming part of the Institutional Pharmacy Business Financial Statements, prepared on a pro forma basis to give effect to the Distribution and included in the Beverly Disclosure Statement attached to the Merger Agreement, and not disposed of in the ordinary course of business prior to the Distribution Date, (ii) any assets acquired by Beverly or any of its Subsidiaries that are used primarily in the conduct of the Institutional Pharmacy Business from December 31, 1996 to the Distribution Date and not disposed of in the ordinary course of business, (iii) all the outstanding capital stock or other interests of Beverly in the Subsidiaries listed on
Schedule 1.1(b) and (iv) rights arising pursuant to the Beverly Policies to the extent set forth in Article V hereof. Notwithstanding the foregoing, the Institutional Pharmacy Assets shall not include any assets retained by or to be transferred to NBHI or any of the NBHI Subsidiaries, or intended to be so retained or transferred, as the case may be, pursuant to the terms of the Merger Agreement, this Distribution Agreement or any Ancillary Agreement.

         "Institutional Pharmacy Business" shall mean the business of providing pharmaceutical products and services by Beverly through its Pharmacy Subsidiaries (including but not limited to Medicare Part B services and supplies), primarily to health care institutions, including but not limited to certain sub-acute and long-term health care facilities forming part of the Remaining Health Care Business conducted by Beverly.

         "Institutional Pharmacy Liabilities" shall mean, collectively: (i) the Liabilities included on the balance sheet dated as of December 31, 1996, forming part of the Institutional Pharmacy Business Financial Statements, prepared on a pro forma basis to give effect to the Distribution and included in the Beverly Disclosure Statement attached to the Merger Agreement, and any Liabilities of the same kind or nature incurred by Beverly or any of its Subsidiaries relating primarily to or arising primarily in connection with the conduct of the Institutional Pharmacy Business from December 31, 1996 to the Distribution Date, other than indebtedness for borrowed money (except as may otherwise be permitted elsewhere herein or in the Merger Agreement to be shown as an Institutional Pharmacy Liability); (ii) all the Liabilities of Beverly and the Pharmacy Subsidiaries, if any, under this Distribution Agreement and any of the Ancillary Agreements, other than as set forth in Section 3.2(c),
(iii) all the Liabilities of Beverly or its Subsidiaries (whenever arising, whether prior to, at or following the Distribution Date) to the extent the Liabilities arise out of or in connection with or otherwise relate primarily to
(a) the management or conduct before or after the Distribution Date of the Institutional Pharmacy Business or (b) any properties owned, leased, operated or otherwise used primarily in the conduct of the Institutional Pharmacy Business at any time; (iv) the Assumed Pharmacy Indebtedness, together with any other indebtedness outstanding at the Distribution Date that is described on Schedule 2.3; (v) the Pharmacy Employment, Compensation and Benefit Obligations (hereinafter defined) (the Liabilities listed in clauses (i) through (v) above are collectively referred to as the "True Beverly Liabilities") and (vi) one-half ( 1/2) of the amount of all Shared Liabilities unless otherwise allocated in this Distribution Agreement.

         "Insurance Administration" shall mean, with respect to each Beverly Policy, the accounting for Insurance Proceeds, premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Beverly Policies; and the report to excess insurance carriers of any losses or claims which may cause the per occurrence, per claim or aggregate limits of any Beverly Policy to be exceeded, and the distribution of Insurance Proceeds as contemplated by this Distribution Agreement.

         "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured.

         "Insured Claims" shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Beverly Policies, whether or not subject to deductibles, co-insurance, uncollectability or premium adjustments, but only to the extent that such Liabilities are within applicable Beverly Policy limits, including aggregates.

         "Liabilities" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking.

         " NBHI Common Stock" shall mean the common stock, $.10 par value, of NBHI.

         " NBHI Indemnitees" shall mean NBHI, each NBHI Subsidiary, the directors and officers of NBHI and the NBHI Subsidiaries and each of the heirs, executors, successors and assigns of any of the foregoing.

         " NBHI Subsidiaries" shall mean all of the subsidiaries of Beverly other than NBHI and the Pharmacy Subsidiaries, including, without limitation, those Subsidiaries listed on Schedule 1.1(a) hereto.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.

         "Pharmacy Employment, Compensation and Benefit Obligations" shall mean all employment, compensation and benefit agreements, arrangement and plans relating to employees or former employees of the Institutional Pharmacy Business, including without limitation all employment contracts, change of control agreements, severance and indemnity agreements or arrangements with such employees or former employees; all employee benefit plans (or portions of plans) maintained for the benefit of such employees or former employees; and all grants and awards (including performance awards) under any Stock Incentive, Long Term Incentive and Stock Option Plans relating to such employees or former employees.

         "Pharmacy Subsidiaries" shall mean those subsidiaries of Beverly listed on Schedule 1.1(b) hereto, together with any entities acquired by Beverly or any of the Pharmacy Subsidiaries as part of Beverly's growth plans with respect to the Institutional Pharmacy Business between the date of this Agreement and the Distribution Date.

         "Policy" or "Policies" shall mean any or all insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, comprehensive general liability, fiduciary liability, automobile, aircraft, property and casualty, environmental, workers' compensation and employee dishonesty insurance policies and bonds and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

         "Prospectus/Joint Proxy Statement" shall mean the Prospectus/Joint Proxy Statement contained in the Registration Statement on Form S-4 relating to the shares of Capstone Common Stock to be issued in connection with the Merger and sent to the holders of shares of Beverly Common Stock and Capstone Common Stock in connection with obtaining Beverly and Capstone stockholder approval of, among other things, the Distribution and the Merger, including any amendment or supplement thereto.

         "Records" shall have the meaning as defined in Section 4.1(a).

         "Remaining Health Care Assets" shall mean, collectively, all the rights and assets of Beverly and its Subsidiaries immediately prior to the Distribution Date that are not Institutional Pharmacy Assets, including, without limitation, (i) all outstanding capital stock or other interests of Beverly in the Beverly Subsidiaries listed on Schedule 1.1(a), (ii) the right to the name "Beverly" and the other trademarks, trade names, logos, symbols and similar marks listed in Schedule 1.1(d) and (iii) rights arising pursuant to the Beverly Policies to the extent set forth in Article V hereof. Notwithstanding the foregoing, the Remaining Health Care Assets shall not include any assets to be transferred to or retained by Beverly or any of the Pharmacy Subsidiaries pursuant to the terms of any Ancillary Agreement.

         "Remaining Health Care Business" shall mean the long-term acute care, hospice, sub-acute, exempt hospital and skilled nursing facilities, rehabilitation therapy and consulting services, home health care, assisted living, physician practice management and other health care and related services and businesses, other than the Institutional Pharmacy Business, conducted by Beverly, NBHI and their respective Subsidiaries and successors.

         "Remaining Health Care Liabilities" shall mean, collectively, (i) all of the Liabilities of Beverly and its Subsidiaries immediately prior to the Distribution on the Distribution Date other than the Institutional Pharmacy Liabilities, (ii) all the Liabilities of NBHI and the NBHI Subsidiaries, if any, under this Distribution Agreement and any of the Ancillary Agreements,
(iii) Liabilities of Beverly, if any, under the Merger Agreement (the Liabilities listed in clauses (i) through (iii) above being collectively referred to as the "True NBHI Liabilities") and (iv) one-half ( 1/2) of the amount of all Shared Liabilities unless otherwise allocated in this Distribution Agreement. .

         "Services Agreement" shall mean the Interim Services Agreement to be dated as of the Distribution Date by and between NBHI, Beverly and Capstone, pursuant to which NBHI shall provide on an interim basis, during a reasonable transition period following the Distribution, for the benefit of Capstone as the successor to Beverly, such services ( at fair market value) as may be requested from time to time by Capstone as were provided on a centralized basis by Beverly for the benefit of Beverly and its Subsidiaries prior to the Distribution.

         "Settling Party" shall have the meaning as defined in Section 2.4(b).

         "Shared Liability" means any Liability of the parties hereto or their respective Subsidiaries (whether arising prior to, on or following the Distribution Date) (i) which is not a True Beverly Liability, True NBHI Liability or Capstone Liability or (ii) the responsibility for which is separately allocated between Beverly and NBHI in this Distribution Agreement or the Ancillary Agreements. Shared Liability includes, without limitation, the Shared Liabilities listed on Schedule 1.1(c) hereto.

         "Solicitation" shall have the meaning set forth in Section 2.3(b).

         "Subsidiary" shall mean any Person of which another Person (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions (irrespective of whether at the time any other class or classes of ownership interests of such Person shall or might have such voting power upon the occurrence of any contingency)) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

         "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts.

         "Tax Allocation Agreement" shall mean the Tax Allocation and Indemnification Agreement to be dated as of the Distribution Date among Beverly and NBHI and the other Subsidiaries of Beverly named therein.

         "Third Party Claim" shall have the meaning as set forth in Section
3.4.

         "Time of Distribution" shall mean the time on the Distribution Date as of which the Distribution is effective, and unless otherwise agreed between the parties, shall be immediately prior to the Effective Time.

         "Transfer Agent" shall mean The Bank of New York, and its successors and assigns.

         "Transfer and Assumption Instruments" shall mean, collectively, the various agreements, instruments and other documents to be entered into among or between any of Beverly, NBHI, the Pharmacy Subsidiaries and the NBHI Subsidiaries and approved by Capstone (which approval shall not be unreasonably withheld) to effect the transfer of assets and the assumption of Liabilities relating to the Remaining Health Care Business and the Institutional Pharmacy Business in the manner contemplated by this Distribution Agreement, including, without limitation, real estate transfer documents and leases and all other instruments, documents and agreements delivered in accordance with Section 2.6 hereof.

         "True Beverly Liabilities" shall have the meaning as set forth under "Institutional Pharmacy Liabilities."

         "True NBHI Liabilities" shall have the meaning as set forth under "Remaining Health Care Liabilities."

         SECTION 1.2 INCORPORATION OF MERGER AGREEMENT DEFINITIONS. Except where otherwise defined herein, capitalized terms used herein shall have the same definitions as such terms have in the Merger Agreement.

         SECTION 1.3 REFERENCES; INTERPRETATION. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to one of the Schedules or Exhibits attached to this Distribution Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Distribution Agreement.

       ARTICLE II. DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS

         SECTION 2.1      TRANSFER OF ASSETS AND LIABILITIES.

         (a) Certain Transactions. On or prior to the Distribution Date Beverly shall, on behalf of itself and its Subsidiaries, transfer to NBHI all of Beverly's right, title and interest in the Remaining Health Care Assets in the manner contemplated by the internal restructuring plan attached hereto as Exhibit A and incorporated herein by reference (the "Restructuring") and, as between NBHI and Beverly, NBHI or its Subsidiaries shall assume and be responsible for the Remaining Health Care Liabilities.

         (b) Exchange of Stock with Beverly. On or prior to the Distribution Date NBHI shall issue to Beverly, in exchange for the contribution to NBHI of the Remaining Health Care Assets, such number of shares of NBHI Common Stock as shall be required to effect the Distribution, as certified by the Transfer Agent. In connection therewith Beverly shall deliver to NBHI for cancellation the share certificate currently held by Beverly representing shares of NBHI Common Stock.

         (c) Charters; By-laws. On or prior to the date of filing of the NBHI Registration Document with the Commission, all necessary actions shall have been taken to provide for the adoption of the form of Certificate of Incorporation and Bylaws filed or to be filed by NBHI with the Commission.

         (d) Directors; Officers. On or prior to the Distribution Date, Beverly, as the sole stockholder of NBHI, (i) shall have taken all necessary action by written consent to elect to the Board of Directors of NBHI, the individuals to be identified in the Prospectus/Joint Proxy Statement as directors of NBHI, effective upon the Distribution, and (ii) shall have caused the directors of NBHI to elect as officers of NBHI the individuals to be identified in the Prospectus/Joint Proxy Statement as the officers of NBHI, effective upon the Distribution.

         (e) Certain Licenses and Permits. On or prior to the Distribution Date or as soon as reasonably practicable thereafter, all transferable licenses, permits and authorizations issued by governmental or regulatory entities which relate to the Remaining Health Care Business but which are held in the name of Beverly or any of the Pharmacy Subsidiaries, shall be duly and validly transferred by Beverly (or such Pharmacy Subsidiaries) to NBHI or such NBHI Subsidiary as NBHI may designate.

         (f)     Transfer of Agreements.

                 (i) On or prior to the Distribution Date, subject to the limitations set forth in this Section 2.1(f), Beverly will, and it will cause the Pharmacy Subsidiaries to, assign, transfer and convey to NBHI or such NBHI Subsidiary as NBHI may designate, all of Beverly's or such Pharmacy Subsidiary's respective right, title and interest in and to any and all agreements that do not relate primarily to the Institutional Pharmacy Business, to the extent such agreements were not previously so transferred in connection with the transactions contemplated by Sections 2.1(a) and 2.1(b)hereof.

                 (ii) The assignee of any agreement assigned in whole or in part hereunder (an "Assignee") shall assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement and shall indemnify the assignor against any and all liabilities in connection therewith.

                 (iii) Notwithstanding anything in this Distribution Agreement to the contrary, this Distribution Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or any attempted assignment, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Assignee thereof; provided, however, that the provisions of Section
         2.6 shall be applicable thereto.

         (g) Services Agreement. On or prior to the Distribution Date, Beverly and NBHI will execute and deliver the Services Agreement setting forth the terms upon which NBHI shall, subsequent to the Distribution Date, provide such centralized office and staff support services to Beverly (and Capstone as the successor to Beverly) as may be determined by the parties to be appropriate and as may be requested by Capstone from time to time during the transition after the Distribution Date until such time (not to exceed the term established in such agreement) as Capstone, as the successor to Beverly, shall no longer require such services.

         (h) Delivery of Shares to Transfer Agent. Beverly shall deliver to the Transfer Agent on or prior to the Distribution Date the share certificates representing the shares of NBHI Common Stock issued to Beverly by NBHI pursuant to Section 2.1(b), and shall instruct the Transfer Agent to distribute, on or as soon as practicable following the Distribution Date, such NBHI Common Stock to holders of record of shares of Beverly Common Stock on the Distribution Record Date as further contemplated by the Prospectus/Joint Proxy Statement and herein. NBHI shall provide all share certificates that the Transfer Agent shall require in order to effect the Distribution.

         (i) Assumed Pharmacy Indebtedness. On or prior to the Distribution Date, Beverly and the Pharmacy Subsidiaries shall cause the Assumed Pharmacy Indebtedness to be separately incurred by the Pharmacy Subsidiaries, pursuant to agreements and instruments approved by Beverly, the appropriate Pharmacy Subsidiaries, NBHI, Capstone and the appropriate lenders, and the Pharmacy Subsidiaries shall borrow sufficient funds from third party lenders to pay to Beverly in full, prior to the Distribution, an amount equal to the Assumed Pharmacy Indebtedness and the Accrued Interest Cost.

         (j)     Other Transactions.

                 (i) On or prior to the Distribution Date, Beverly will, and it will cause the Pharmacy Subsidiaries to, assign, transfer and convey to NBHI (or such NBHI Subsidiary as NBHI may direct) all of Beverly's right, title and interest in and to (a) all items of Beverly's intellectual property except for those items listed on
         Schedule 2.1(j), which shall be retained by Beverly and (b) all real estate leases, utility accounts, trade organization memberships, vendor service contracts, warranty contracts and items of a similar nature except for those items listed on Schedule 2.1(j), which shall be retained by Beverly.

                 (ii) On or prior to the Distribution Date, Beverly and the Pharmacy Subsidiaries shall take or cause to be taken such action as shall be necessary to assign and transfer all pending litigation, arbitration, mediation and matters of a similar nature ("Pending Litigation Matters") to NBHI or such NBHI Subsidiary as NBHI may designate, including, without limitation, instructing counsel of record to enter appropriate motions or pleadings to accomplish the foregoing, except for such Pending Litigation Matters which involve the Institutional Pharmacy Business, which shall be retained by Beverly. NBHI and Beverly will each indemnify the other against any and all Liabilities incurred in connection with any of the Pending Litigation Matters for which it is responsible pursuant to this
         Section 2(j)(ii) following the Time of Distribution, and each of Beverly and NBHI shall, subsequent to the Distribution Date, be solely responsible for the prosecution, defense, settlement or other conduct of Pending Litigation Matters as are to be retained by each of them pursuant to this Section 2 (j)(ii).

         SECTION 2.2      CERTAIN FINANCIAL AND OTHER ARRANGEMENTS.

         (a) Intercompany Accounts. At the Time of Distribution, all intercompany receivables, payables and loans (other than receivables, payables, loans, debits and credits otherwise specifically provided for in any of the Ancillary Agreements or hereunder, including but not limited to the Assumed Pharmacy Indebtedness and related Accrued Interest Cost and the other payments to be made pursuant to Section 2.3(c)), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between Beverly and any of its Subsidiaries (other than the Pharmacy Subsidiaries), on the one hand, and the Pharmacy Subsidiaries, on the other hand, shall be netted out, in each case in such manner and amount as may be agreed in writing by duly authorized representatives of Beverly, Capstone and NBHI; and (i) the resulting net balance due, if any, from the Pharmacy Subsidiaries to Beverly and any of its Subsidiaries (other than the Pharmacy Subsidiaries) shall be contributed to the appropriate Pharmacy Subsidiaries as additional capital; and (ii) the resulting net balance due, if any, from Beverly and any of its Subsidiaries (other than the Pharmacy Subsidiaries) shall be distributed to Beverly as a dividend.

         (b) Operations in Ordinary Course. Each of Beverly and NBHI covenants and agrees that, except as otherwise provided in any the Merger Agreement, this Distribution Agreement or any Ancillary Agreement, during the period from the date of this Distribution Agreement through the Distribution Date, it will, and will cause any entity that is a Subsidiary of such party at any time during such period to, conduct its business in a manner substantially consistent with current and past operating practices and in the ordinary course, including, without limitation, with respect to the payment and administration of accounts payable and the collection and administration of accounts receivable, the purchase of capital assets and equipment, the management of inventories, cash management practices, the allocation of interest, corporate overhead, costs of legal, insurance and other centralized functions and shall, at all times prior to the Distribution Date, conduct its business in a manner consistent with the provisions of Section 5.01 of the Merger Agreement.

         SECTION 2.3 ASSUMPTION OF INDEBTEDNESS; PAYMENT OR PROVISION FOR CERTAIN DEBTS; SETTLEMENT OF EXPENSES AND OTHER ITEMS.

         (a) Beverly and NBHI shall take such action as shall be necessary or appropriate to cause NBHI or the appropriate NBHI Subsidiary to assume all of the items of Beverly's consolidated indebtedness other than (i) the Assumed Pharmacy Indebtedness and related Accrued Interest Cost, (ii) the Closing Debt (as defined in Section 2.3(d), (iii) other permitted indebtedness constituting Institutional Pharmacy Liabilities and (iv) those capital leases and other items, if any, listed on Schedule 2.3(a).

         (b) Prior to the Time of Distribution, Beverly, and after the Time of Distribution, NBHI, shall pay or cause to be paid, or otherwise provide for by bond, indemnification or other appropriate assurances, in each case, satisfactory to Capstone, to the extent Beverly or NBHI is unable to effect releases of Beverly and the Pharmacy Subsidiaries from liability thereunder, all Beverly or NBHI indebtedness or other non-contingent liabilities as to which Beverly or any of the Pharmacy Subsidiaries is a direct obligor, other than the Assumed Pharmacy Indebtedness and Institutional Pharmacy Liabilities.

         (c) In connection with accomplishing the various transactions contemplated by the Merger Agreement, this Distribution Agreement and the Ancillary Agreements, NBHI shall provide an accounting to Capstone of the settlement of the intercompany accounts described in Section 2.2(a) as soon as reasonably practicable following the Effective Time of the Merger. To the extent that the aggregate cash collected by Beverly from the Pharmacy Subsidiaries during the period from the date of this Agreement to the Distribution Date, is greater than the sum of (i) the Assumed Pharmacy Indebtedness and the related Accrued Interest Cost, (ii) Beverly's normal management fees collected from the Pharmacy Subsidiaries during such period in amounts consistent with past practices in the ordinary course of business, and
(iii) the Closing Debt pursuant to the provisions of Section 2.3(d) hereof (collectively, the "Beverly Interim Period Cash Entitlements"), then NBHI shall reimburse Capstone for the amount in excess of the Beverly Interim Period Cash Entitlements. To the extent that the amount of Beverly Interim Period Cash Entitlements is in excess of the aggregate cash collected by Beverly from the Pharmacy Subsidiaries during the period from the date of this Agreement to the Distribution Date, Capstone shall reimburse NBHI for the amount of such difference.

         (d)     Prior to or contemporaneously with the accounting described in
Section 2.3(c), representatives of Capstone and NBHI shall determine jointly the amount of Beverly's indebtedness incurred in connection with the acquisition of Institutional Pharmacy Businesses approved by Capstone during the period commencing on the date of this Agreement and ending at the Distribution Date, which amount shall be in addition to the Assumed Pharmacy Indebtedness

(such foregoing amounts exclusive of the Assumed Pharmacy Indebtedness are referred to collectively as "Closing Debt"). NBHI shall be reimbursed for the Closing Debt pursuant and subject to the provisions of Section 2.3(c).

         (e) Settlement of amounts payable between Capstone and NBHI pursuant to Section 2.3(c) shall be made within one business day after the parties shall have approved the net amount to be paid, by wire transfer of immediately available funds to an account designated by the person entitled to receive such payment.

         SECTION 2.4 ASSUMPTION AND SATISFACTION OF LIABILITIES; MANAGEMENT RESPONSIBILITY FOR SHARED LIABILITIES; OBLIGATIONS, RIGHTS AND ASSETS RELATING TO SHARED LIABILITIES.

         (a) Except as otherwise specifically set forth in any Ancillary Agreement, at all times from and after the Time of Distribution, (i) Beverly shall, and shall cause the Pharmacy Subsidiaries and any and all successors and assigns to assume, pay, perform and discharge all Institutional Pharmacy Liabilities as and when due, (ii) Capstone shall, and shall cause any and all successors and assigns to assume, pay, perform and discharge all Capstone Liabilities as and when due, and (ii) NBHI shall, and shall cause the NBHI Subsidiaries and any and all successors and assigns to assume, pay, perform and discharge all Remaining Health Care Liabilities as and when due.

         (b) NBHI and Beverly (and Capstone as successor to Beverly) shall each direct its own defense of any Shared Liability at its own expense; provided, however, that (i) each party shall provide the other with copies of all pleading, motions, items of correspondence and other documentation pertaining to any Shared Liability contemporaneously with the first release of any such material and (ii) no party hereto (or its successor) will admit any liability with respect to, or settle, compromise or discharge, any Shared Liability without the other party's prior written consent (which consent shall not be unreasonably withheld) except as hereinafter provided. Any party seeking to settle, compromise or discharge a Shared Liability (a "Settling Party") shall have the right to settle, compromise or discharge a Shared Liability without the other party's consent if the Settling Party releases the non-settling party from any obligation in respect of the Settling Party's portion of such Shared Liability and indemnifies the non-settling party against any and all liabilities in connection therewith and such settlement, compromise or discharge would not otherwise adversely affect the non-settling party.

         (c) Upon the compromise, settlement or other resolution of any Shared Liability, except as otherwise provided in the last sentence of clause
(b) of this Section 2.4, NBHI and Beverly (and Capstone as the successor to Beverly) shall share in any obligation or liability arising as a result thereof in the same proportion in which the Shared Liability is shared. The parties hereto shall share in any rights and assets (including, without limitation, recoveries, claims, rights of subrogation and proceeds of asset sales) that relate to Shared Liabilities in the same proportion in which the related Shared Liability is shared.

         SECTION 2.5 RESIGNATIONS. Beverly shall cause all its officers who shall not continue as employees of NBHI subsequent to the Distribution Date to resign, effective as of the Distribution Date, from all positions as directors or officers of NBHI or as officers or directors of any NBHI Subsidiary in which they serve. NBHI shall cause all its officers who shall not continue as employees of Beverly subsequent to the Distribution Date to resign, effective as of the Distribution Date, from all positions as directors or officers of Beverly or as officers or directors of any Pharmacy Subsidiary in which they serve.

         SECTION 2.6      FURTHER ASSURANCES.

         (a) In case at any time after the Distribution Date any further action is reasonably necessary or desirable to carry out the purposes of this Distribution Agreement and the Ancillary Agreements, the proper officers of each party to this Distribution Agreement shall take, or cause the proper officers of their respective Subsidiaries to take, all such necessary action. Without limiting the foregoing, Capstone, Beverly and NBHI shall, and shall cause their respective Subsidiaries to, use their commercially reasonable efforts to obtain all required consents and approvals of third parties, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Distribution Agreement, the Merger Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

         (b) In the event that subsequent to the Distribution Date, Beverly (or Capstone as successor to Beverly) or any Pharmacy Subsidiaries shall either
(i) receive written notice from NBHI that certain assets or Liabilities of Beverly or any Pharmacy Subsidiaries which properly constitute Remaining Health Care Assets or Remaining Health Care Liabilities were not transferred to NBHI on or prior to the Distribution Date or (ii) determine that certain assets or Liabilities of Beverly or any Pharmacy Subsidiaries which properly constitute Remaining Health Care Assets or Remaining Health Care Liabilities were not transferred to NBHI on or prior to the Distribution Date, then as promptly as practical thereafter, Beverly shall, and shall cause the Pharmacy Subsidiaries to, take all steps reasonably necessary to (A) transfer and deliver any and all of such assets to NBHI without the payment by NBHI of any consideration therefor or (B) assign and transfer any and all such Liabilities to NBHI which shall assume and discharge the same without payment to or by Beverly of any consideration in respect thereof. In the event that, subsequent to the Distribution Date, NBHI or any NBHI Subsidiaries shall either (i) receive written notice from Beverly or any of the Pharmacy Subsidiaries that certain assets or Liabilities were transferred to NBHI which properly constitute Institutional Pharmacy Assets or Institutional Pharmacy Liabilities or (ii) determine that certain assets or Liabilities were transferred to NBHI which properly constitute Institutional Pharmacy Assets or Institutional Pharmacy Liabilities were transferred to NBHI, then as promptly as practicable thereafter, NBHI shall, and shall cause the NBHI Subsidiaries to, take all steps reasonably necessary to (A) transfer and deliver any and all such assets to Beverly or the Pharmacy Subsidiaries without the payment by Beverly of any consideration therefor or (B) assign and transfer any and all such liabilities to Beverly which shall assume and discharge the same without payment to or by NBHI of any consideration in respect thereof.

         (c) Nothing in this Distribution Agreement shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred; provided, however, that the parties hereto and their respective Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Article
II. In the event that any such transfer of assets or Liabilities has not been consummated as of the Distribution Date, from and after the Distribution Date the party retaining such asset shall hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto, with the party retaining such asset to be promptly reimbursed all reasonable expenses incurred in holding such asset) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be (at the expense of the party by which such Liability is to be assessed, with the party retaining such Liability to be promptly reimbursed all reasonable expenses incurred in retaining such Liability), and take such other action as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such asset or Liability been transferred as contemplated hereby. As and when any such asset or Liability becomes transferable, such transfer shall be effected forthwith. As of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets held by it, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Distribution Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Distribution Agreement. Notwithstanding anything to the contrary contained herein, Capstone shall have no Liability under this Agreement if the Merger does not occur.

         SECTION 2.7 NO REPRESENTATIONS OR WARRANTIES. Each of the parties hereto understands and agrees that, except as otherwise expressly provided in the Merger Agreement, no party hereto is, in this Distribution Agreement or in any other agreement or document contemplated by this Distribution Agreement or otherwise, making any representation or warranty whatsoever, including, without limitation, as to title, value or legal sufficiency. It is also agreed and understood that all assets either transferred to or retained by the parties, as the case may be, shall be "as is, where is" and that (subject to Section 2.6) the party to which such assets are to be transferred hereunder shall bear economic and legal risk that any conveyances of such assets shall prove to be insufficient or that such party's or any Subsidiary's title to any such assets shall be other than good and marketable and free from encumbrances.

         SECTION 2.8 GUARANTEES. Except as otherwise specified in any Ancillary Agreement, each of Beverly and NBHI shall use its best reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, (a) Beverly and any of the Pharmacy

Subsidiaries removed as guarantor of or obligor for any Remaining Health Care Liability and (b) NBHI and any of the NBHI Subsidiaries removed as a guarantor of or obligor for any Institutional Pharmacy Liability.

         SECTION 2.9 WITNESS SERVICES. At all times from and after the Distribution Date, each of Beverly and NBHI shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (a) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party may from time to time be involved and (b) there is no conflict of interest in the Action between the requesting party and Beverly or NBHI, as applicable. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses and direct costs of employees who are witnesses, as may be reasonably incurred in providing such witness services.

         SECTION 2.10     CERTAIN POST-DISTRIBUTION TRANSACTIONS.

         (a) Beverly (and Capstone as Beverly's successor) shall comply and otherwise not take any action inconsistent with each representation, covenant and statement made, or to be made, to Beverly's tax counsel in connection with such firm's rendering of an opinion to Beverly and NBHI as to certain tax aspects of the Distribution.

         (b) NBHI shall comply with and otherwise not take any action inconsistent with each representation, covenant and statement made, or to be made, to NBHI's tax counsel in connection with such firm's rendering of an opinion to Beverly and NBHI as to certain tax aspects of the Distribution.

         SECTION 2.11 DIRECTORS AND OFFICERS LIABILITY INSURANCE. From and after the Distribution Date to the sixth anniversary of the Distribution Date, Beverly (and Capstone as the successor to Beverly) will maintain in full force and effect in such manner as is contemplated by Section 5.10 of the Merger Agreement, all indemnification agreements, charter and by-law provisions and Beverly Policies providing directors and officers liability insurance ("D&O Insurance Policies") (or, through the purchase of a runoff policy, the full benefits and coverage of such D&O Insurance Policies) and shall not consent to any amendment of the terms of such agreements, provisions or policies that may be adverse to any persons covered by such insurance except as may otherwise be permitted by Section 5.10 of the Merger Agreement. All premium costs associated or incurred in connection with obtaining and maintaining the D&O Policies or runoff policy, as applicable, shall be deemed a Shared Liability, the allocation for payment of which is set forth on Schedule 1.1(c) hereto. The provisions of this Section 2.11 are intended for the benefit of, and shall be enforced by, each of the persons covered by the D&O Insurance Policies.

         SECTION 2.12 INSURANCE. Except as contemplated by Article V hereof and the Merger Agreement, any and all omnibus coverage of Beverly and its Subsidiaries as it applies to the Institutional Pharmacy Business under Beverly Policies will terminate (and will not be replaced) as of the Time of Distribution, and from and after the Time of Distribution NBHI shall operate pursuant to such continuing coverage as the Board of Directors of NBHI may deem necessary or appropriate for the Remaining Health Care Business.

         SECTION 2.13 ANCILLARY AGREEMENTS. Effective as of the Distribution Date, each of Beverly and NBHI shall enter into, and/or (where applicable) shall cause their respective Subsidiaries to enter into, the Ancillary Agreements and, subject to Capstone's prior approval, which shall not be unreasonably withheld, any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

         SECTION 2.14 LISTING OF SHARES. Beverly shall use its reasonable best efforts to list the shares of NBHI Common Stock to be issued pursuant to the Distribution on the New York Stock Exchange, subject to official notice of issuance, or to have such shares designated as a national market system security on the interdealer quotation system by the National Association of Securities Dealers, Inc.

                          ARTICLE III. INDEMNIFICATION

         SECTION 3.1 INDEMNIFICATION BY BEVERLY. Subsequent to the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement or of any Ancillary Agreement, Beverly (and Capstone as Beverly's successor) shall indemnify, defend and hold harmless the NBHI Indemnitees from and against any and all Indemnifiable Losses of the NBHI Indemnitees arising out of, by reason of or otherwise in connection with (a) the Institutional Pharmacy Liabilities, (b) the breach, whether before or after the Distribution Date, by Beverly or the Pharmacy Subsidiaries of any provision of this Distribution Agreement or any Ancillary Agreement or (c) any Capstone Liabilities.

         SECTION 3.2 INDEMNIFICATION BY NBHI. Subsequent to the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement or of any Ancillary Agreement, NBHI shall indemnify, defend and hold harmless the Beverly Indemnitees from and against any and all Indemnifiable Losses of the Beverly Indemnitees arising out of, by reason of or otherwise in connection with (a) the Remaining Health Care Liabilities, (b) the breach, whether before or after the Distribution Date, by NBHI or the NBHI Subsidiaries of any provision of this Distribution Agreement or any Ancillary Agreement, or (c) the NBHI Registration Document (as defined in the Merger Agreement) that shall be prepared by NBHI and filed with the Commission pertaining to the registration of the NBHI Common Stock to be issued in the Distribution.

         SECTION 3.3      LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

         (a) The amount that any party (an "Indemnifying Party") is or may be required to pay to any other person (an "Indemnitee") pursuant to Section
3.1 or Section 3.2, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Distribution Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Distribution Agreement in respect of such Indemnifiable Loss.

         (b) Any loss, liability, claim, damage, demand, cost or expense relating to or arising out of information contained in the Prospectus/Joint Proxy Statement that does not specifically relate to either Capstone, on the one hand, or NBHI or Beverly, on the other hand, shall constitute a Shared Liability for purposes of this Distribution Agreement and no party hereto or its successor shall be entitled to indemnification in respect thereof.

         SECTION 3.4      PROCEDURES FOR INDEMNIFICATION.

         (a) If a claim or demand is made against an Indemnitee by any person, other than Capstone, who is not a party to this Distribution Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Distribution Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 20 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

         (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise expressly provided for in Section 2.9 of this Distribution Agreement. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above) or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and the Indemnifying Party or that there are defenses available to the Indemnitee that are not available to the Indemnifying Party, the effect of which shall be to make it impractical for the Indemnitee and the Indemnifying Party to be jointly represented by the same counsel, in which case the Indemnifying Party shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related Actions. If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution thereof.

         (c) If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend that by its terms (i) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).

         (d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from the claim for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

         SECTION 3.5 INDEMNIFICATION PAYMENTS. Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

         SECTION 3.6      OTHER ADJUSTMENTS.

         (a) The amount of any Indemnifiable Loss shall be (i) increased to take into account any net Tax cost actually incurred by the Indemnitee arising from any payments received from the Indemnifying Party (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit or recovery of insurance proceeds actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss. In computing the amount of such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to an Indemnifiable Loss or the incurrence or payment of any Indemnifiable Loss.

         (b)     In addition to any adjustments required pursuant to Section
3.3 hereof or clause (a) of this Section 3.6, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Distribution Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Distribution Agreement in respect of such Indemnifiable Loss.

         SECTION 3.7 SURVIVAL OF INDEMNITIES. The obligations of Beverly and NBHI under this Article III shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and shall be binding on the successors and assigns of all, or substantially all, of their respective assets and business.

                       ARTICLE IV. ACCESS TO INFORMATION

         SECTION 4.1      PROVISION OF CORPORATE RECORDS.

         (a)     Unless otherwise specified in the procedures set forth in
Schedule 4.3(b) hereto, after the Distribution Date, upon the prior written request by NBHI for specific and identified agreements, documents, books, records or files (collectively, "Records") relating to or affecting NBHI, Beverly shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if NBHI has a reasonable need for such originals) in the possession of Beverly or any of its Subsidiaries, but only to the extent such items are not already in the possession of NBHI.

         (b)     Unless otherwise specified in the procedures set forth in
Schedule 4.3(b) hereto, after the Distribution Date, upon the prior written request by Beverly for specific and identified Records relating to or affecting Beverly or any Pharmacy Subsidiary, NBHI shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if Beverly has a reasonable need for such originals) in the possession of NBHI or any of its Subsidiaries, but only to the extent such items are not already in the possession of Beverly.

         SECTION 4.2      ACCESS TO INFORMATION.

         (a)     Unless otherwise specified in the procedures set forth in
Schedule 4.3(b) hereto, from and after the Distribution Date, each of Beverly and NBHI shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party.

         (b) Each of Beverly and NBHI shall afford to the other access during normal business hours to their respective properties, subject to appropriate restrictions and limitations, and will consult and cooperate with each other for the purpose of conducting air, water or soil testing reasonably necessary in connection with the determination and fulfillment of indemnification obligations or in connection with Shared Liabilities under this Distribution Agreement.

         SECTION 4.3      REIMBURSEMENT; OTHER MATTERS.

         (a) Except to the extent otherwise contemplated by any Ancillary Agreement and except as limited by any indemnification obligation set forth in this Distribution Agreement, a party providing Records or access to information or properties under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information or properties.

         (b) The parties hereto shall comply with those document retention policies as shall be set forth in Schedule 4.3(b) hereto.

         SECTION 4.4 CONFIDENTIALITY. Each of (a) Beverly and the Pharmacy Subsidiaries and (b) NBHI and the NBHI Subsidiaries shall not use or permit the use of (without the prior written consent of the other) and shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all information concerning the other party in its possession, its custody or under its control (except to the extent that (i) such information has been in the public domain through no fault of such party or (ii) such information has been later lawfully acquired from other sources by such party or (iii) this Distribution Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information) to the extent such information (A) relates to the period up to the Distribution Date, (B) relates to any Ancillary Agreement or (C) is obtained in the course of performing pursuant to any Ancillary Agreement, and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors, consultants or attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party prior to such disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert (or permit the other party a commercially reasonable opportunity to assert) such privilege in good faith prior to making such disclosure. Each of the parties hereto agrees to consult with the other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and further agrees to allow such other party and its counsel to participate in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

                              ARTICLE V. INSURANCE

  SECTION 5.1      POLICIES AND RIGHTS INCLUDED WITHIN ASSETS; MAINTENANCE OF
                   COVERAGE.

         (a) The Remaining Health Care Assets shall include any and all rights of an insured party under each of the Beverly Policies, subject to the terms of such Beverly Policies and any limitations or obligations of NBHI contemplated by this Article V, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Date by any party in or in connection with the conduct of the Remaining Health Care Business which claims are asserted subsequent to the Distribution Date.

         (b) Except as otherwise agreed to in writing between Beverly and NBHI (which agreement shall be acknowledged and consented to by Capstone), Beverly shall maintain in effect until the Distribution Date all Beverly Policies (as renewed consistent with past practice) in effect as of the date hereof and the insurance coverages and limits will be maintained at substantially the same levels as are reflected on the schedule of Beverly Policies attached hereto as Schedule 5.1(b). Subsequent to the Distribution Date, the parties hereto will be responsible for maintaining their respective risk management programs.

         SECTION 5.2 POST-DISTRIBUTION DATE CLAIMS AGAINST NBHI. If, subsequent to the Time of Distribution, any person shall assert a claim against NBHI or any of the NBHI Subsidiaries (including, without limitation, where NBHI or the NBHI Subsidiaries are co-defendants with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Time of Distribution in or in connection with the conduct of the Remaining Health Care Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Beverly Policies, Beverly shall, at the time such claim is asserted, to the extent any such Beverly Policy may require that Insurance Proceeds thereunder be collected directly by the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, NBHI as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Beverly Policy, and shall further be deemed to assign, without need of further documentation, to NBHI any and all rights of an insured party under such Beverly Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder.

         SECTION 5.3      ADMINISTRATION; OTHER MATTERS.

         (a) From and after the Time of Distribution, NBHI shall be responsible for (i) Insurance Administration of the Beverly Policies as related to the Remaining Health Care Business and (ii) Claims Administration under such Beverly Policies with respect to Remaining Health Care Liabilities that relate to claims asserted prior to the Distribution Date. NBHI shall be responsible for any premiums, deductibles and retentions in respect of such Beverly Policies as related to the Remaining Health Care Business, and the cost of any such claims shall be the sole responsibility and obligation of NBHI, including, without limitation, claims (and related costs and expenses) that exceed the limits of the applicable Beverly Policy or where the limits of the applicable Beverly Policy have been exhausted, and any resulting actuarial gains or losses shall inure solely to NBHI.

         (b) Allocation of Insurance Proceeds. Insurance Proceeds received with respect to claims, costs and expenses under the Beverly Policies shall be paid to NBHI.

         SECTION 5.4 AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE. With respect to any claims asserted subsequent to the Time of Distribution that relate to occurrences prior to the Time of Distribution arising out of or in connection with the Institutional Pharmacy Business if Beverly and NBHI are named as co-defendants in respect of such claim then, at the election of NBHI, the Claims Administration relating thereto will be shared equally by Beverly and NBHI and any waiver of a conflict of interest necessary to the conduct of the joint defense shall be deemed waived. Nothing in this Section 5.4 shall be construed to limit or otherwise alter in any way the obligations of the parties to this Distribution Agreement, including those created by this Distribution Agreement, the Merger Agreement, by operation of law or otherwise.

         SECTION 5.5 COOPERATION. The parties agree to use their commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.

                         ARTICLE VI. DISPUTE RESOLUTION

         SECTION 6.1 DISTRIBUTION AGREEMENT DISPUTES. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Distribution Agreement or otherwise arising out of, or in any way related to this Distribution Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, a "Distribution Agreement Dispute" and collectively, "Distribution Agreement Disputes"), the party asserting the Distribution Agreement Dispute shall give written notice to the other party of the existence and nature of such Distribution Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Distribution Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Distribution Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Distribution Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

         SECTION 6.2 ARBITRATION IN ACCORDANCE WITH AMERICAN ARBITRATION ASSOCIATION RULES. All Distribution Agreement Disputes shall be settled by arbitration in Dallas, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

         SECTION 6.3 FINAL AND BINDING AWARDS. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

         SECTION 6.4 COSTS OF ARBITRATION. In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

         SECTION 6.5 SETTLEMENT BY MUTUAL AGREEMENT. Nothing contained in this Article shall prevent the parties from settling any Distribution Agreement Dispute by mutual agreement at any time.

                           ARTICLE VII. MISCELLANEOUS

         SECTION 7.1 COMPLETE AGREEMENT; CONSTRUCTION. This Distribution Agreement, including the Schedules and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Distribution Agreement and any Schedule hereto, the Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Distribution Agreement and the Schedules and the provisions of (i) the Merger Agreement, the Merger Agreement shall control and (ii) an Ancillary Agreement, such Ancillary Agreement shall control; provided, however, that the provisions of this Distribution Agreement shall govern in the event of and to the extent of any conflict between the provisions of this Distribution Agreement and the provisions of the Transfer and Assumption Instruments.

         SECTION 7.2 COUNTERPARTS. This Distribution Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 7.3 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Distribution Agreement, all covenants and agreements of the parties contained in this Distribution Agreement shall survive the Distribution Date.

         SECTION 7.4 NOTICES. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or automatic machine generated confirmation) to the parties at the following address (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

         To Beverly (before the Distribution Date) or NBHI:
         c/o Beverly Enterprises, Inc.
         5111 Rogers Avenue, Suite 40-A
         Fort Smith, AR 72919-1000
         Attention: Chairman of the Board
         Telephone:       (501) 452-6712
         Facsimile:       (501) 452-5131
         with a copy to:

         Giroir, Gregory, Holmes & Hoover, plc
         111 Center Street, Suite 1900
         Little Rock, Arkansas 72201
         Attention: H. Watt Gregory, III
         Telephone:        (501) 372-3000
         Facsimile:        (501) 374-2380

         To Beverly (after the Distribution Date) or Capstone:
         Capstone Pharmacy Services, Inc.
         9901 East Valley Ranch Parkway, Suite 3001
         Irving, TX 75063
         Attention: R. Dirk Allison, President & CEO
         Telephone:       (972) 401-1541
         Facsimile:       (972) 401-2972

         with a copy to:

         Harwell, Howard, Hyne, Gabbert & Manner, P.C.
         1800 First American Center
         315 Deaderick Street
         Nashville, TN 37238
         Attention: Mark Manner
         Telephone:       (615) 256-0500
         Facsimile:       (615) 251-1059

         SECTION 7.5 WAIVERS. The failure of either party to require strict performance by the other party of any provision in this Distribution Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

         SECTION 7.6 AMENDMENTS. Subject to the terms of Section 7.9 hereof, this Distribution Agreement and the Ancillary Agreements may not be modified or amended except by an agreement in writing signed by the parties and, for so long as the Merger Agreement shall be in effect, approved by Capstone.

         SECTION 7.7 ASSIGNMENT. This Distribution Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto. Otherwise this Distribution Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party, and any attempt to assign any rights or obligations arising under this Distribution Agreement without such consent shall be void.

         SECTION 7.8 SUCCESSORS AND ASSIGNS. The provisions of this Distribution Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, including, without limitation, Capstone.

         SECTION 7.9 TERMINATION. This Agreement (including, without limitation, Section 2.11 and Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of Beverly without the approval of NBHI or the stockholders of Beverly. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Distribution Agreement may not be terminated except by an agreement in writing signed by the parties; provided, however, that Section 2.11 shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

         SECTION 7.10 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

         SECTION 7.11 THIRD PARTY BENEFICIARIES. The parties expressly acknowledge that at the Effective Time Beverly will be merged with and into Capstone, all obligations of Beverly hereunder shall become obligations of Capstone, and actions of Beverly hereunder to be taken after the Distribution Date shall be taken by Capstone. Except as provided in Section 2.11 relating to directors' and officers' liability insurance, this Distribution Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and permitted successors and assigns and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Distribution Agreement.

         SECTION 7.12 ATTORNEY FEES. Except as contemplated by an arbitrator's decision pursuant to Article VI hereof, a party in breach of this Distribution Agreement shall, on demand, indemnify and hold harmless the other party hereto for and against all reasonable out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Distribution Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled hereunder or otherwise.

         SECTION 7.13 TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Distribution Agreement.

         SECTION 7.14 SCHEDULES. The Schedules shall be construed with and as an integral part of this Distribution Agreement to the same extent as if the same had been set forth verbatim herein.

         SECTION 7.15 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that there is no adequate remedy at law for failure by such parties to comply with the provisions of this Distribution Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agree that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Distribution Agreement.

         SECTION 7.16 GOVERNING LAW. This Distribution Agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to contracts executed in and to be performed in that state.

         SECTION 7.17 SEVERABILITY. In the event any one or more of the provisions contained in this Distribution Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which shall, to the greatest extent possible, approximate that of the invalid, illegal or unenforceable provisions.

         IN WITNESS WHEREOF, the parties have caused this Distribution Agreement to be duly executed as of the day and year first written above.



                                        BEVERLY ENTERPRISES, INC.



                                        By:
                                           -----------------------------
                                        Name:
                                        Title:


                                        NEW BEVERLY HOLDINGS, INC.




                                        By:
                                           -----------------------------
                                        Name:
                                        Title:



                                        CAPSTONE PHARMACY SERVICES, INC.



                                        By:
                                           -----------------------------
                                        Name:
                                        Title:

                                   EXHIBIT A

                      INTERNAL BEVERLY RESTRUCTURING PLAN

         The following is an outline of the restructuring action (the "Restructuring") that will be taken prior to and to facilitate the Distribution and the Merger. Capitalized terms used in this Plan and not otherwise defined shall have the meanings ascribed thereto in the Agreement and Plan of Merger dated as of April 15, 1997 (the "Merger Agreement") by and between Beverly Enterprises, Inc., a Delaware corporation ("BEI") and Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone").

1. New Beverly Holdings, Inc., a Delaware corporation ("NBHI"), a first-tier subsidiary of BEI shall be authorized to provide for the issuance of the number of shares of capital stock, and reservation of sufficient authorized but unissued shares of capital stock, of NBHI to BEI stockholders and other holders of interests convertible or exercisable into shares of BEI, as may be required to cause BEI's compliance with the terms and conditions of the Merger Agreement and the Agreement and Plan of Distribution dated as of April 15, 1997 by and between BEI and NBHI, and (iii) provide for sufficient additional authorized classes or series within any class of capital stock or other rights or interests therein, as may be deemed appropriate by the boards of directors of BEI and NBHI and the stockholder of NBHI.

2. BEI will transfer or contribute all of the stock of the corporations engaged in the Remaining Health Care Business, which are subsidiaries of BEI, to NBHI as set forth on Schedule 1.1(a) to the Distribution Agreement.

3. BEI will transfer to NBHI any assets that are owned by BEI, its wholly owned first-tier subsidiary, Pharmacy Corporation of America, a Delaware corporation ("PCA"), or any of their then existing pharmacy subsidiaries, including those set forth on Schedule 1.1(b) to the Distribution Agreement, that are not used or useful in the conduct of the institutional pharmacy business, as soon as practicable, and in any event prior to the Distribution.

4. Any institutional pharmacy assets owned by BEI or any of its subsidiaries engaged in the Remaining Health Care Business which are used or useful in the conduct of the institutional pharmacy business will be transferred and delivered to PCA, as soon as practicable and in any event prior to the Distribution.

            [STEPS 1 THROUGH 4 WILL BE TAKEN AS SOON AS PRACTICABLE
                   ONCE THE MERGER AGREEMENT HAS BEEN SIGNED
              OR APPROVED BY BEI'S STOCKHOLDERS, AS APPROPRIATE.]

5. It is anticipated that as soon as practicable after stockholder approval of the Merger and the Distribution, PCA will borrow approximately $275 million from an unrelated third party or parties. PCA will use the proceeds from such borrowing to repay intercompany indebtedness to BEI. Any cash in excess of the intercompany indebtedness will be distributed prior to the Distribution as a dividend to BEI. BEI will then contribute any such cash to NBHI. The payments will be eliminated from BEI's taxable income under the provisions of the consolidated return regulations.

6. BEI will use all of the cash distributed to BEI by PCA to pay down BEI indebtedness.

7. BEI will distribute all of the stock of NBHI to BEI's stockholders pro rata.

8.       BEI will merge with and into Capstone, with Capstone as the survivor.

9.       NBHI will change its name to Beverly Enterprises, Inc.

                                                                       EXHIBIT B
                                                            Prepared Pursuant to
                                    Section 2.1(g) of the Distribution Agreement


                           INTERIM SERVICES AGREEMENT

         THIS INTERIM SERVICES AGREEMENT (the "Agreement"), dated as of April 15, 1997, by and between Beverly Enterprises, Inc., a Delaware corporation ("Beverly") and New Beverly Holdings, Inc. a Delaware corporation ("NBHI").

                              W I T N E S S E T H:

         WHEREAS, Beverly and Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone"), have entered into an Agreement and Plan of Merger, dated as of April 15, 1997 (the "Merger Agreement"), providing for the merger (the "Merger") of Beverly's Institutional Pharmacy Business with Capstone; and

         WHEREAS, prior to the Effective Time (as defined in the Merger Agreement) of the merger Beverly intends to transfer its Remaining Health Care Businesses (as defined in the Merger Agreement) to NBHI in exchange for the issuance of shares of NBHI Common Stock; and

         WHEREAS, immediate prior to the Effective Time, Beverly's Board of Directors, subject to the approval of Beverly's shareholders, expects to complete the Distribution (as defined in the Merger Agreement) pursuant to the Agreement and Plan of Distribution dated as of April 15, 1997 by and between Beverly and NBHI (the "Distribution Agreement"); and

         WHEREAS, the purpose of the Distribution is to make possible the Merger by divesting Beverly of the Remaining Health Care Businesses which Capstone is unwilling to acquire; and

         WHEREAS, in the interest of an orderly transition, NBHI desires to provide, and Beverly (for the benefit of Capstone after the Effective Time) desires to receive, certain support services from NBHI, as hereinafter specifically provided (collectively, the "Services" and, individually, a "Service"), for a limited period after the date hereof, and the parties desire to set forth herein the basis on which the Services shall be provided to NBHI (and Capstone following the Effective Time).

         NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, NBHI and Beverly agree as follows:

         1. Definitions. Unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms pursuant to the Merger Agreement or the Distribution Agreement.

         2. Services. The specific Services to be provided by NBHI to Beverly are comprised of the administrative services more particularly set forth on Attachment 1 hereto. Subject to the terms of this Agreement, upon the written request of the Chief Financial Officer of Beverly or a person designated to act on his behalf in an instrument executed by the Beverly Chief Financial Officer (a "Beverly Authorized Officer") and delivered to NBHI, NBHI will provide each of the Services with respect to the Institutional Pharmacy Business retained by Beverly in the manner and to the same general extent as such Services have been provided by Beverly in connection with its Institutional Pharmacy Business prior to the Distribution Date.

         3. Term. Except with respect to Section 13, the term of this Agreement shall commence on the date hereof and terminate on (a) April 30, 1998 or (b) such other date on which the parties hereto shall mutually agree in writing to terminate this Agreement (the "Term"). Services shall be provided only as specified in Attachment 1 hereto, unless otherwise agreed to by the parties. In addition, Beverly shall have the right to terminate a Service or Services upon sixty (60) days prior written notice to NBHI. Termination of one or more Services by Beverly shall not affect the obligation of NBHI to furnish all other Services for the remainder of the Term.

         4. Cost. Unless otherwise expressly agreed in writing executed by a duly authorized officer of Beverly and NBHI, the Services shall be provided to Beverly at the costs specified for such services on Attachment 1 or Attachment 2 hereto. To the extent the Attachments hereto do not specify the cost of a specific Service, Beverly will pay NBHI (i) the allocated portion of the base salaries of NBHI's employees providing such Service and (ii) the amount of NBHI's direct and indirect costs (excluding any amounts attributable to lost productivity), expenses and disbursements incurred in connection with providing such Service to Beverly; provided, however, that in no event shall such costs be less than the fair market value of such services based on terms and conditions arrived at by the parties bargaining at arm's length.

         5. Delegation. NBHI may retain the Services of such third parties, either by oral or written contract, as NBHI may, from time to time, deem necessary or appropriate to facilitate the expeditious discharge of NBHI's responsibilities hereunder, and NBHI shall be entitled to full reimbursement from Beverly for all fees and expenses paid by NBHI to such third parties (whose services were obtained for Beverly) as provided in Section 4 hereof; provided, however, that the amount to be reimbursed to NBHI shall be no greater than the cost for such services had they been provided by NBHI directly.

         6. Transition Services Team. To facilitate administration, communication, and problem resolution related to the Services, Beverly and NBHI shall appoint a transition services team ("Transition Services Team") consisting of two (2) persons, one (1) of whom shall be appointed by Beverly (the "Beverly Appointee") and one (1) of whom shall be appointed by NBHI (the "NBHI Appointee"). The NBHI Appointee shall be authorized to make all decisions concerning the pricing, provision, continuation after the Term, and cessation of Services on behalf of NBHI. The Beverly Appointee shall be authorized to make all decisions concerning the pricing, provision, continuation after the Term, and cessation of Services on behalf of Beverly.

         7. Independence. All employees and representatives of NBHI providing Services to Beverly will be deemed for purposes of all compensation and employee benefits to be employees or representatives of NBHI and not employees or representatives of Beverly. In performing such Services, such employees or representatives will be under the direction, control and supervision of NBHI (and not Beverly) and NBHI will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives. NBHI shall be solely responsible for the payment of all payroll and withholding taxes relating to its employees for services provided to Beverly during the Term.

         8. Impracticability. NBHI shall not be required to provide any Service to the extent the performance of provision of such Service becomes impracticable as a result of a cause or causes outside the reasonable control of NBHI including unfeasible technological requirements, or to the extent the performance of such Service would require NBHI to violate any applicable laws, rules or regulations or result in the breach of any license, permit or applicable contract.

         9. Additional Resources. In providing the Services, NBHI shall not be obligated to: (i) hire any additional employees, (ii) maintain the employment of any specific employee or (iii) purchase, lease or license any additional equipment or software.

         10. Force Majeure. The obligations of NBHI under this Agreement, except as to payment for Services actually provided, are subject to conditions of Force Majeure, as below defined. "Force Majeure" means an act of God, strike or walkout or other labor dispute, act of a public enemy, war declared or undeclared, blockade, revolution, riot, insurrection, civil commotion, lightning, fire, storm, flood, earthquake, explosion, governmental action or restraint, embargo, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party affected thereby.

         11. Nondisclosure. In the event that, during the term hereof and in connection with a party's performance of its obligations hereunder, either party shall receive information concerning the other party hereto which the receiving party knows, or has reason to believe, is confidential or proprietary to the party to whom such information relates,the party receiving such information shall take all reasonable steps to: (a) protect and hold such information in confidence and prevent its disclosure to third parties unless such third parties are under a duty of confidentiality to the party to which such information relates; and (b) restrict its use to those purposes consented to in writing by the party to whom such information relates; provided, however, that the party receiving such information shall not be required to protect or hold in confidence any information or data which (a) is or becomes available to the public without the fault of the receiving party, (b) is independently developed by the receiving party, (c) is disclosed to the receiving party by a third party known to the receiving party not to be under any duty of confidentiality to the party to whom such information relates with respect to such information, or (d) except as may otherwise be required by law. This
Section 11 shall not limit the obligation of the parties under the Distribution Agreement to provide access to records after the date hereof.

         12. Limitation Of Liability. NBHI's liability to Beverly in connection with this Agreement and the Services to be provided by NBHI hereunder shall be limited to (i) actual damages arising from NBHI's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder, and (ii) in all other cases of breach of this Agreement, repetition of a Service for the purpose of correcting an error or omission where reasonable or appropriate under the circumstances; provided that in no event shall NBHI be liable for any incidental or consequential damages.

         13.     Indemnity.

         (a) NBHI agrees to defend, indemnify and hold Beverly and its officers, directors, employees and agents harmless from and against and all liabilities, losses, claims, damages, and expenses of any nature, including reasonable attorneys' fees, that are actually suffered by Beverly arising out of the performance of the Services hereunder, except where such liability, loss, claim, damage or expense shall have been caused by Beverly's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder. Nothing in this paragraph shall be construed to relieve Beverly of its responsibilities pursuant to this Agreement.

         (b) Beverly agrees to defend, indemnify and hold NBHI and its officers, directors, employees and agents harmless from and against any and all liabilities, losses, claims, damages, and expenses of any nature, including reasonable attorneys' fees, that are actually suffered by NBHI arising out of the performance of the Services hereunder, except where such liability, loss, claim, damage or expense shall have been caused by NBHI's gross negligence or willful misconduct in the performance of its duties and responsibilities hereunder. Nothing in this paragraph shall be construed to relieve NBHI of its responsibilities pursuant to this Agreement.

         14. Mutual Cooperation. Beverly and NBHI will provide each other with information and assistance reasonably necessary to investigate, defend or prosecute any claims, suits, charges, including, but not limited to, equal employment opportunity, workers compensation, personal injury, insurance and similar claims brought by or against Beverly or NBHI relating to either of their businesses. This provision shall survive the termination of this Agreement.

         15. Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person (including, without limitation, employees), other than the parties hereto and their respective successors and assigns (including, without limitation, Capstone as provided in Section 17 hereof), any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         16. Relationship Of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

         17. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by either of the parties hereto without the prior written consent of the other. Capstone has entered into the Merger Agreement pursuant to which Beverly shall be merged with and into Capstone. At the Effective Time, Capstone shall succeed to all of the rights and obligations of Beverly hereunder.

         18. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the respective addresses set forth in the Distribution Agreement (or at such other address for a party as shall be specified by like notice). All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the second Business Day following dispatch and (d) in the case of mailing, on the fifth Business Day following such mailing.

         19.     Entire Agreement; Amendment Or Waiver.

         (a) This Agreement (together with all of the exhibits hereto, which are incorporated by reference herein and constitute an integral part hereof) constitutes the entire agreement and understanding among NBHI and Beverly with respect to the subject matter hereof, and supersedes any and all prior oral and written agreements, commitments and understandings among the parties hereto with respect to such subject matter.

          (b) This Agreement may be amended, supplemented or modified, and the observance of any provision hereof may be waived, only by a written instrument making specific reference to this Agreement, signed by the party (or parties) against whom the enforcement of any amendment, supplement or modification or waiver is sought. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement (whether by conduct or otherwise) in any one or more instances, shall be deemed to be a waiver of such condition for any other purpose, or, as the case may be, a breach of any other provision, term, covenant, representation or warranty set forth in this Agreement.

         20. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be invalid, void or otherwise unenforceable (whether as a matter of law or equity) the invalidity or unenforceability of such provision shall have no effect upon and shall not impair the validity or enforceability of any other provision of this Agreement.

         21. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles of such state.

         22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same original instrument.

         23. Headings. The headings of the paragraphs and sections of this Agreement have been inserted for convenience of reference only and are not intended to, and shall not, restrict, modify or otherwise affect any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                        BEVERLY ENTERPRISES, INC.



                                        By:
                                           -----------------------------
                                           Name:
                                                ------------------------
                                           Title:
                                                 -----------------------


                                        NEW BEVERLY HOLDINGS, INC.




                                        By:
                                           -----------------------------
                                           Name:
                                                ------------------------
                                           Title:
                                                 -----------------------

                                  ATTACHMENT 1

                                    SERVICES

         1. Cash Management. Services include setting up or closing-out unit bank accounts, drafting funds out of unit bank accounts, distribution of accounts payable checks, reconciliation of accounts payable and payroll checking accounts, investment of excess funds, handling credit card issues and other banking services as required

         2. Compensation & Benefits. Administrative services, if any, relating to the transfer of compensation and benefit plans to Beverly and providing information in connection therewith as agreed to by the parties.

         3. Management Information Systems. Includes all services related to the processing of computer systems such as general ledger, payroll, fixed assets, accounts receivable, accounts payable, etc ("MIS"). Also includes the printing of all computer generated reports.

         4. License & Taxes. Services include handling anything to do with personal property tax to include filing and payment of taxes due on a timely basis.

         5. MIS Support. Services associated with the implementation and support of MIS data processing hardware, software and systems.

         6. HR Support. Services associated with maintaining the human resources system.

         7. Risk Management. Services include procuring and maintaining insurance coverage against risks as are ordinarily insured against by owners of an Institutional Pharmacy Business and administering claims thereunder.

         8. Legal. Services include providing legal advice and service to Beverly in connection with the Institutional Pharmacy Business. In connection therewith, NBHI may retain the services of outside counsel, who may be counsel to NBHI, and bill Beverly for the fees and expenses of such counsel.

                                  ATTACHMENT 2


Schedule of Costs for Administrative Services

Costs for all Services provided hereby shall be as agreed to by the parties to this Agreement and by Capstone; provided, however, that in no event shall such costs be less than the fair market value of such costs based upon the terms and conditions arrived at by Beverly, NBHI and Capstone bargaining at arm's length.

                                                                      EXHIBIT C
                                                           Provided Pursuant to
                                     Section 2.13 of the Distribution Agreement


                  TAX ALLOCATION AND INDEMNIFICATION AGREEMENT

                 TAX ALLOCATION AND INDEMNIFICATION AGREEMENT (this "Agreement") dated as of , 1997, among Beverly Enterprises Inc. ("BEI"), a Delaware Corporation, New Beverly Holdings, Inc. ("NBHI"), a Delaware Corporation, and their respective subsidiaries (hereinafter "BEI and Subsidiaries" and "NBHI and Subsidiaries").

                 WHEREAS, the parties to this Agreement are currently members ("Members") of an affiliated group (the "Group") within the meaning of Section 1504(a) of the Internal Revenue Code of 1986 (the "Code"), of which BEI is the common parent;

                 WHEREAS, BEI, as the common parent of the Group, has filed and will file consolidated federal income tax returns ("Group Tax Returns") and other tax returns on behalf of the Group for certain periods relevant hereto;

                 WHEREAS, as a result of the proposed distribution by BEI of its entire stockholdings in NBHI to BEI's shareholders (the "Distribution"), pursuant to an Agreement and Plan of Distribution By and Among Beverly Enterprises, Inc., New Beverly Holdings, Inc., and Capstone Pharmacy Services, Inc. ("Capstone"), dated as of April 15, 1997 (the "Distribution Agreement"), NBHI and Subsidiaries will cease to be Members of the Group as of the date of the distribution (the "Distribution Date");

                 WHEREAS, Members of the Group may be subject to state income and franchise tax liabilities on a combined or consolidated basis for periods both before and after the aforementioned transactions; and

                 WHEREAS, BEI and Subsidiaries (the "BEI Subgroup" as constituted following the Distribution) and NBHI and Subsidiaries (the "NBHI Subgroup" as constituted following the Distribution) desire to set forth their rights and obligations with respect to certain tax liabilities.

                 NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                 1. Applicable Period; Tax Period. For purposes of this Agreement, the term "Applicable Period" shall refer to the period January 1, 1996 through the date on which NBHI and Subsidiaries cease to be Members of the Group. The term "Tax Period" shall refer to all taxable periods beginning or ending in the Applicable Period.

                 2.       Return Filing Responsibilities.

                          a.      If the Group Tax Return for taxable year 1996
is filed before the Distribution Date, BEI shall be responsible for preparing and filing such Group Tax Return in a manner which fairly reflects the interests of BEI and Subsidiaries and NBHI and Subsidiaries. If the Group Tax Return for taxable year 1996 is filed after the Distribution Date, NBHI shall be responsible for preparing such Group Tax Return in a manner which fairly reflects the interests of BEI and Subsidiaries and for furnishing the completed Group Tax Return to BEI in time to permit the timely signing and filing of such Return by BEI. BEI shall be responsible for preparing and filing the Group Tax Return for taxable year 1997 in a manner which fairly reflects the interests of NBHI and Subsidiaries. NBHI will be responsible for providing to BEI for taxable year 1997 the information relating to NBHI and Subsidiaries which is needed for the preparation of the taxable year 1997 Group Tax Return, and the information so provided will be included in such Group Tax Return without modification, provided that positions taken by NBHI have a realistic possibility of being sustained on their merits. NBHI will determine the items of income, gain, loss, deduction and credit of the NBHI Subgroup to be included on the Group Tax Return for taxable year 1997 by using the "closing of the books" method described in Treas. Reg. Section 1.502-76(b)(2)(i) as modified by Treas. Reg. Section 1.502-76(b)(2)(iii) to permit a ratable allocation of the closing month's items if the Date of Distribution occurs at a time other than the last day of a month. NBHI shall provide such assistance and documents, without charge, as may reasonably be requested by BEI in the preparation of the 1997 Group Tax Return. BEI shall provide to NBHI a copy of each Group Tax Return as filed for each Tax Period.

                          b.      All Group Tax Returns filed after the date of
this Agreement, in the absence of a controlling change in law or circumstances, shall be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Group Tax Returns have been filed, and in a manner that does not unreasonably accelerate deductions or defer income to the advantage of one Subgroup and corresponding disadvantage of the other Subgroup.

                 3. Group Tax Liability. For purposes of this Agreement, the term "Group Tax Liability" shall mean the consolidated federal income tax liability, if any, reported on the Group Tax Return (as adjusted under Section 6 of this Agreement).

                 4. Allocation of Group Tax Liability. If the Group Tax Liability for any Tax Period includes alternative minimum tax imposed by section 55 of the Code, the total amount of such alternative minimum tax shall be allocated to the NBHI Subgroup. The remaining portion of the Group Tax Liability (after reduction for alternative minimum tax) shall be apportioned as follows: The amount allocable to the BEI Subgroup shall be equal to the federal income tax liability of the Pharmacy Subsidiaries (as defined in the Distribution Agreement) (the "Pharmacy Subsidiaries") for the Tax Period determined as though the Pharmacy Subsidiaries had filed a separate consolidated federal income tax return for that period; and the amount allocable to the NBHI Subgroup shall be equal to (a) for taxable year 1996 the remaining portion of the Group Tax Liability, and (b) for taxable year 1997 the remaining portion of the Group Tax Liability determined as if the Group Tax Return had included only amounts relating to the BEI Subgroup and the NBHI Subgroup and no amounts relating to Capstone.

                 5. Payments Relating to Allocable Tax Liability. For any Tax Period for which a Group Tax Return is filed after April 15, 1997, the NBHI Subgroup shall be liable for the amount allocated to the NBHI Subgroup under
Section 4 reduced by the excess of (a) the total amount of estimated federal income taxes paid by BEI with respect to any portion of such Tax Period which occurs on or before the Distribution Date, over (b) the amount included as a payable to BEI for federal income taxes with respect to such Tax Period by Pharmacy Subsidiaries on the audited financial statements of Pharmacy Corporation of America. In applying clause (b) of the preceding sentence, for the Tax Period commencing January 1, 1997, the amount to be used is the payable described in clause (b) but determined as of April 15, 1997. If the amount allocated to the NBHI Subgroup under Section 4 for any Tax Period reduced as provided above is a positive number, such net amount shall be a joint and several liability of NBHI and Subsidiaries enforceable by BEI and Subsidiaries under the terms of this Agreement, and requiring NBHI and Subsidiaries promptly to transmit payment of such net amount to BEI so that such payment may be included with the filing of the Group Tax Return for such Tax Period. NBHI and Subsidiaries shall be jointly and severally liable for any interest or penalties resulting from their failure to tender such payment timely. If the amount allocated to the NBHI Subgroup under Section 4 for any Tax Period reduced as provided above is a negative number, BEI and Subsidiaries shall be jointly and severally liable for the payment of an amount equal to such negative number to NBHI. In addition, if an estimated payment for federal income taxes is required after the Date of Distribution for a period that includes the Date of Distribution, NBHI shall pay to BEI the share of such estimated tax payment attributable to NBHI and Subsidiaries so that BEI may timely pay required estimated federal income taxes for that period. BEI shall promptly provide NBHI with evidence of the timely payment of the Group Tax Liability for each Tax Period and each installment of estimated taxes.

                 6.       Audits and Other Adjustments.

                          a.      If as a result of any (i) filing of an
amended return or claim for refund (other than an amended return or claim to which section 6b applies), (ii) final determination or settlement with the Internal Revenue Service (the "IRS"), or (iii) court decision, relating to a Group Tax Return for any Tax Period or any taxable period prior to the Applicable Period:

                                  (1) there is an increase in the Group Tax
Liability, then each Subgroup shall be allocated the portion of the increase in the Group Tax Liability that is attributable to it under the apportionment method described in Section 4, plus any allocable interest and penalties ; or

                                  (2) there is a reduction in the Group Tax
Liability, then each Subgroup shall be allocated the portion of the refund from such reduction in the Group Tax Liability that is attributable to it under the apportionment method described in Section 4, plus any allocable interest.

                          b.      If an amended return or claim for refund is
filed by the BEI Subgroup as a result of a net operating loss carryback, or is filed by the BEI Subgroup or the NBHI Subgroup as a result of a capital loss carryback, from a taxable period commencing after the Distribution Date to any Tax Period or any taxable period prior to the Applicable Period, and such amended return or claim for refund results in a reduction in the Group Tax Liability, then the Subgroup which filed the amended return or claim for refund shall be entitled to the entire refund (including any interest thereon) resulting from such reduction. If, however, as a result of any subsequent determination, settlement or court decision, there is an increase in such Group Tax Liability, then the increase shall be allocated first to the party which obtained the refund up to the amount of the refund of tax, and then to both Subgroups in accordance with Section 6a. NBHI agrees to elect under Code section 172(b)(3) to waive its net operating loss carryback period with respect to each of the first three taxable years of the NBHI Subgroup commencing after the Distribution Date.

                          c.      If, for a taxable period commencing after the
Distribution Date, any member of the NBHI Subgroup incurs a capital loss which it would be entitled to carry back to reduce income of the NBHI Subgroup included on a Group Tax Return for a prior period, but such carryback or any portion thereof is not allowable because the prior period's income has already been reduced by a capital loss incurred by the BEI Group (including Capstone and subsidiaries) for any period ending after the Distribution Date, BEI shall reimburse NBHI for the amount of income taxes plus interest that would have been refunded by the IRS had such NBHI capital loss carryback been allowable. To the extent any portion of a carryback which was not allowable to NBHI, and in respect of which NBHI received reimbursement from BEI, is allowed as a carryover within the first five taxable years of NBHI commencing after the Distribution Date, NBHI shall pay BEI the amount of the reduction in income taxes resulting from the use of such carryover, but not in excess of the reimbursement of income taxes received from BEI under the preceding sentence.

                          d.      To the extent that the computation under
Section 6(a) or (b) results in NBHI having a net payment liability, such amount shall be paid by NBHI to BEI; and, to the extent that it results in NBHI having a net amount receivable, such amount shall be paid by BEI to NBHI. The appropriate liability or receivable, as the case may be, together with any interest or penalties thereon, shall be paid in a timely fashion and shall be a joint and several liability of BEI and Subsidiaries or NBHI and Subsidiaries, as the case may be.

                 7. Conduct of Disputes. If BEI as common parent of the Group receives notice of any audit or other examination by the IRS of any Group Tax Return, BEI shall promptly notify NBHI of such audit or examination. BEI may, at its option upon timely notice to NBHI, control the conduct of any audit and the defense of any suit, action or proceeding resulting therefrom relating to the tax liability of the BEI Subgroup as determined under Section 4. NBHI may, at its option upon timely notice to BEI, control the conduct of any audit and the defense of any suit, action or proceeding resulting therefrom relating to the tax liability of the NBHI Subgroup as determined under Section 4. Each party will cooperate with the other in these proceedings and provide such assistance and documents, without charge, as may reasonably be requested by the other party for such purpose.

                 8. Certain Post-Applicable Period Returns. For any taxable year in which the federal income tax liability of NBHI and Subsidiaries is not reported on the same tax return as that of BEI and Subsidiaries, the person or persons preparing the returns and representing the taxpayers in any examination or appeal shall do so in a manner which fairly reflects the interests of all taxpaying entities.


                 9. State and Local Income and Franchise Taxes.

                          a.      In the case of any taxable year for which a
consolidated income or franchise tax return is filed with any state or local jurisdiction, which return includes any member of NBHI and Subsidiaries, NBHI shall pay to BEI the proportionate share of any taxes reported on such return attributable to NBHI and Subsidiaries computed in a manner consistent with the principles set forth in Section 4 of this Agreement. The principles set forth in Sections 2, 5, 6, 7 and 8 shall also be applicable to state and local income and franchise tax returns.

                          b.      If the state income or franchise tax
liability of BEI or any one or more of its direct or indirect subsidiaries (other than NBHI and Subsidiaries) is determined by reference to the income, loss, assets, expenses, or activities of any member of NBHI and Subsidiaries:

                                  (i)      NBHI shall cause a payment to be
made to BEI equal to the amount, if any, by which the State tax liability of BEI and Subsidiaries (determined on a with and without basis) is increased because of the income, loss, assets, expenses, or activities of that member or members of NBHI and Subsidiaries;

                                  (ii)     BEI shall cause a payment to be made
to NBHI equal to the amount, if any, by which the State tax liability of BEI and Subsidiaries (determined on a with and without basis) is reduced because of the income, loss, assets, expenses, or activities of that member or members of NBHI and Subsidiaries; and

                                  (iii) Such payments shall be adjusted to
reflect any examination adjustments or amended returns consistent with the principles set forth in Section 6.

                          c.      Principles similar to those set forth in
Section 9(b) shall apply if the state income or franchise tax liability of any member of NBHI and Subsidiaries is determined by reference to the income, loss, assets, expenses, or activities of BEI or one or more of its direct or indirect subsidiaries (other than NBHI and Subsidiaries).

                          d.      No state income or franchise tax return or
report shall be made on a basis that combines or consolidates the income of any member of NBHI and Subsidiaries with any member of BEI and Subsidiaries, unless such combined reporting has been approved by the boards of directors of both BEI and NBHI or has been determined to be required by the taxing authority of the state in which such return or report is filed.

                          e.      NBHI agrees to pay all state taxes that arise
from the transfer of assets of the Pharmacy Subsidiaries to NBHI and Subsidiaries in connection with the restructuring related to the Distribution.

                 10. Indemnification. Each party shall pay and be responsible for, and shall indemnify, defend and hold harmless all other parties to this Agreement from and against all liabilities allocated to it under this Agreement. If any party pays or has paid any Group Tax Liability or state or local income or franchise tax liability for which another party to this Agreement is or becomes liable pursuant to the terms of this Agreement, appropriate reimbursement shall be made no later than 10 days after demand therefore The portion of any refund, rebate or reimbursement received by any party to which another party is entitled pursuant to this Agreement shall be paid over within 10 days of receipt to the party which is entitled thereto. Any payments required to be made between the parties pursuant to this Agreement which are not made in a timely fashion shall bear interest calculated at the rate specified under Section 6621(a)(2) of the Code (the "Underpayment Rate") from the date such payment is due pursuant to this Agreement to the date the payment is made. In all other respects Section 3.4 and Section 3.5 of the Distribution Agreement shall govern the indemnification procedures and payments under this Agreement.

                 11. Record Retention. BEI agrees to (i) retain all Group Tax Returns, related schedules and workpapers, and all material records and other documents as required under Section 6001 of the Code and the regulations promulgated thereunder relating thereto ("Tax Records") existing on the date hereof or relating to Tax Periods ending with the Distribution Date, for 7 years following the Distribution Date, or such longer period as a tax deficiency may be assessed or a refund claim filed under applicable periods of limitation, and (ii) allow NBHI and its representatives (and representatives of any of its affiliates), at times and dates reasonably acceptable to BEI, to inspect, review and make copies of such records, and have access to such employees, as NBHI may reasonably deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and without disruption to BEI's business.

                 12. Complete Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof and shall supersede any previous negotiations, commitments and writings with respect to such subject matter.

                 13. Successors and Assigns. This Agreement and all of its provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

                 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

                 15. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

                 16. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                 17. Notices, Communications. All notices and other communications hereunder shall be in writing and shall be delivered in the manner and at the address (unless subsequently notified to the contrary in the manner provided therein) as provided in the Distribution Agreement.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the ____ day of , 1997.




Attest                                     BEVERLY ENTERPRISES, INC.,
                                           On Behalf Of Itself And Its
                                           SUBSIDIARIES


By:                                        By:
   ---------------------------                -----------------------------

Attest                                     NEW BEVERLY HOLDINGS, INC.,
                                           On Behalf Of Itself And Its
                                           SUBSIDIARIES

By:                                        By:
   ---------------------------                -----------------------------

                                                                     EXHIBIT D


                                                           Provided pursuant to
                                      Section 2.13 of the Distribution Agreement


                       EMPLOYEE BENEFIT MATTERS AGREEMENT

         This Employee Benefit Matters Agreement ("Agreement"), effective as of April 15, 1997 between BEVERLY ENTERPRISES, INC., a Delaware corporation ("Beverly"), NEW BEVERLY HOLDINGS, INC., a Delaware corporation ("NBHI"), and Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone"), shall govern the rights and obligations of Beverly, NBHI, and Capstone and their respective subsidiaries (present and future), as contemplated by the Distribution Agreement (as hereinafter defined) and the Restructuring (as hereinafter defined) with respect to compensation and benefits of the employees and former employees of each of Beverly and NBHI and their respective subsidiaries, in connection with the transactions effected by the Distribution, as described below. The term Beverly, when used in this Agreement, shall be construed to mean Beverly, Pharmacy Corporation of America, a Delaware corporation ("PCA") and each subsidiary of PCA or Beverly which is engaged primarily in the institutional pharmacy business (collectively, the "Pharmacy Subsidiaries"), and shall not be construed to include NBHI where such construction would have the effect of negating any obligation of Beverly or Capstone hereunder. The term NBHI, when used in this Agreement, shall be construed to mean NBHI and each other subsidiary of Beverly which is not a Pharmacy Subsidiary, and shall not be construed to include Beverly where such construction would have the effect of negating any obligation of NBHI hereunder. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement or in the Distribution Agreement (both as defined below).

                                    RECITALS

         WHEREAS, Beverly is entering into an Agreement and Plan of Merger dated as of April 15, 1997 (the "Merger Agreement") with Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone") pursuant to which Beverly will merge with and into Capstone, with Capstone as the Surviving Corporation on the terms specified or referred to therein (the "Merger"); and

         WHEREAS, prior to the Merger, Beverly and its subsidiaries will transfer to NBHI, upon the terms and subject to the conditions set forth in the Agreement and Plan of Distribution by and between Beverly and NBHI dated as of April 15, 1997 (the "Distribution Agreement"), all of the Remaining Health Care Assets and Remaining Health Care Liabilities of Beverly and its subsidiaries (the "Restructuring"), following which all of the NBHI Stock will be distributed (the "Distribution") to the stockholders of Beverly immediately prior to the Merger; and

         WHEREAS, the purpose of the Restructuring is to make possible the Merger by divesting Beverly of the businesses and operations conducted or to be conducted by NBHI, which Capstone is unwilling to acquire; and

         WHEREAS, the Distribution Agreement sets forth or provides for certain agreements between Beverly and NBHI in consideration of the separation of their ownership, including this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the Distribution Agreement and in the other agreements and instruments provided for in such agreements, the parties hereto agree as follows.

                                   ARTICLE I

                                  Definitions

         "Beverly Stock Plans" means the 1981 Beverly Incentive Stock Option Plan, 1985 Beverly Nonqualified Stock Option Plan, Amended and Restated Beverly Enterprises, Inc. 1993 Long-Term Incentive Stock Plan, Beverly Enterprises, Inc. Annual Incentive Plan, Beverly Enterprises, Inc. Non-Employee Directors' Stock Option Plan, the 1996 Beverly Enterprises, Inc. Long-Term Incentive Plan, Beverly Enterprises, Inc. Equity Incentive Plan, American Transitional Hospitals, Inc. 1993 Nonqualified Stock Option Plan assumed by Beverly, PMSI 1990 Incentive and Nonstatutory Stock Option Plan assumed by Beverly, and Insta-Care Holdings, Inc. First Employees Stock Option Plan assumed by Beverly.

         "Capstone Conversion Number" means the number of shares of Capstone stock into which a single share of Beverly stock outstanding immediately prior to the Effective Time of the Merger would have been converted pursuant to the Merger Agreement.

         "Consent and Release" means an agreement executed by a Transferred Employee or Retained Employee consenting to the substitution of stock options, performance shares and phantom shares issued by NBHI or Capstone, as the case may be, for Beverly stock options, performance shares and phantom shares, releasing Beverly, NBHI and Capstone from any and all liability under any Beverly stock option, performance share or phantom share, and agreeing to the amendment of all option, incentive, employment, change in control or similar agreements and plans to which he or she is a party or beneficiary, to exclude the Distribution and Merger and the accompanying restructuring transactions from the definition of a "change in control".

         "Distributed Stock Fraction" means a fraction representing (i) the Fair Market Value of a share of NBHI stock immediately after the Time of Distribution which, for purposes of this determination, shall mean such value of a share of NBHI stock, trading on a "when issued" basis, on the Ex-Dividend Date, divided by (ii) the Fair Market Value of a share of Beverly stock immediately before the Time of Distribution which, for purposes of this determination, shall mean such value on the Last Trading Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Ex-Dividend Date" means the date on which shares of Beverly stock will commence trading on the New York Stock Exchange on an ex-dividend basis (i.e., shares purchased on or after such date will not entitle the holder to receive shares of NBHI stock in the Distribution).

         "Fair Market Value" means, on any given date, (i) if the stock to be valued is listed on the New York Stock Exchange, the last reported sales price per share of such stock as reported on the New York Stock Exchange composite tape on such date, as reported by The Wall Street Journal, and (ii) if the stock to be valued is not listed on the New York Stock Exchange, the last reported sales price per share of such stock on the NASDAQ National Market System on such date, as reported by The Wall Street Journal.

         "Last Trading Date" means the last trading day before the Ex-Dividend Date.

         "Retained Employee" means each person employed by Beverly or any of the Pharmacy Subsidiaries primarily in connection with the Institutional Pharmacy Business. Where appropriate, such term shall also include former employees and current and former independent contractors of Beverly or any of the Pharmacy Subsidiaries who provide or previously provided services primarily in connection with the Institutional Pharmacy Business.

         "Retained Stock Fraction" means a fraction representing (i) the Fair Market Value of a share of Beverly stock immediately after the Time of Distribution which, for purposes of this determination, shall mean such value on the Ex-Dividend Date, divided by (ii) the Fair Market Value of a share of Beverly stock immediately before the Time of Distribution which, for purposes of this determination, shall mean such value on the Last Trading Date.

         "Transferred Employee" means each person employed by Beverly or any subsidiary (excluding the Pharmacy Subsidiaries) of Beverly, other than the Retained Employees. Where appropriate, such term shall also include former employees and current and former independent contractors who provide or previously provided services to Beverly or a Beverly Subsidiary other than a Pharmacy Subsidiary or the Institutional Pharmacy Business.

         Non-Tax Qualified Benefit Plans" means the Beverly Enterprises Deferred Compensation Plan, Beverly Enterprises Executive Deferred Compensation Plan, Beverly Enterprises Executive Retirement Plan, Beverly Enterprises Executive Life Insurance Plan, Beverly Enterprises Retirement Plan for Board of Directors, Beverly Enterprises Non-Employee Director Deferred Compensation Plan, Beverly Enterprises Executive Survivorship Income Plan, Beverly Enterprises Executive Split Dollar Life Insurance Plan, Beverly Enterprises and/or Pharmacy Corporation of America Change of Control Agreements, Beverly Enterprises and/or Pharmacy Corporation of America Employment Agreements, and Beverly Enterprises and/or Pharmacy Corporation of America Severance Agreements for Robert Van Tuyle, Robert Wotil, Michael Hayden, and Ronald C. Kayne.

         "Welfare Plans" means the Beverly Enterprises, Inc. Associates Group Health Plan, Beverly Enterprises, Inc. Dental Plan--Management and Non-Management, Beverly Enterprises, Inc. Life Insurance Plan, Beverly Enterprises, Inc. Executive Long-Term Disability Plan, Beverly Enterprises, Inc. Executive Physical Program, Beverly Enterprises, Inc. Executive Medical Reimbursement Plan, Beverly Enterprises, Inc. Group Long-Term Disability Plan, Beverly Enterprises, Inc. Group Business Travel Accident Plan, Beverly Enterprises, Inc. Severance Plan, Pharmacy Corporation of America Severance Plan, Beverly Enterprises, Inc. Health Care Spending Account, Beverly Enterprises, Inc. Dependent Care Assistance Plan, Beverly Enterprises, Inc. Vacation Policy, Pharmacy Corporation of America Vacation Policy, Beverly Enterprises, Inc. Sick Pay Policy for Exempt Associates, Beverly Enterprises, Inc. Sick Pay Policy for Non-Exempt Associates, Pharmacy Corporation of America Sick Pay Policy for Exempt Co-Workers, Pharmacy Corporation of America Sick Pay Policy for Non-Exempt Co-Workers, Beverly Enterprises, Inc. Pre-Tax Premium Plan, Beverly Enterprises, Inc. Group Universal Life

Insurance Program, Beverly Enterprises, Inc. Insurance At Work Program, Beverly Enterprises, Inc. Vision One Discount Program, and Beverly Enterprises, Inc. Voluntary Coverage Program.

                                   ARTICLE II

                  Salary, Wages, Payroll and Related Benefits

         2.1 Prior to the Time of Distribution, Beverly and NBHI shall cooperate to transfer each Transferred Employee to the employ of NBHI or the appropriate subsidiary of NBHI, if required, effective as of the Time of Distribution.

         2.2 With respect to the Transferred Employees but not the Retained Employees, except as specifically provided in this Agreement, NBHI shall assume the liabilities and obligations regarding, and continue to be responsible for, all claims made by or on behalf of such Transferred Employees in respect of salary, wages, benefits, stock based compensation, non-qualified plans, qualified plans, welfare plans, severance pay, salary continuation, COBRA continuation and similar obligations relating to the continued employment, or the termination or alleged termination of such persons' employment with NBHI or Beverly, including, without limitation, by reason of consummation of the transactions contemplated in the Distribution Agreement or the Merger Agreement or otherwise. All such liabilities and obligations shall be deemed Remaining Health Care Liabilities, and Beverly shall not assume nor be liable in any way whatsoever for any such liabilities after the Time of Distribution, and NBHI shall indemnify and hold Beverly and Capstone harmless with respect thereto.

         2.3 With respect to Retained Employees, except as specifically provided in this Agreement, Beverly shall retain and Capstone shall assume the liabilities and obligations with respect to, and continue to be responsible for, all liabilities and obligations whatsoever in connection with claims made by or on behalf of such persons, including, without limitation, claims for salary, wages, benefits, stock based compensation, non-qualified plans, qualified plans, welfare plans, severance pay, salary continuation, COBRA continuation, all other obligations relating to the continued employment, unpaid and unused vacation benefits accrued and earned prior to the Time of Distribution, and the termination or alleged termination of such persons' employment with Beverly, Capstone, or any of the Pharmacy Subsidiaries, including by reason of the consummation of the transactions contemplated in the Distribution Agreement or the Merger Agreement or otherwise and NBHI shall not assume nor be liable in any way whatsoever for any such liabilities on or after the Time of Distribution, and Beverly and Capstone hereby indemnify and hold NBHI harmless with respect thereto.

                                  ARTICLE III

                              Beverly Stock Plans

         3.1 Prior to the Time of Distribution, Beverly, NBHI and Capstone shall (i) cooperate to (x) amend the Beverly Stock Plans in such manner, if any, as may be necessary to provide for the assumption of such plans and certain options to purchase shares of Beverly Common Stock ("Beverly Options"), and certain restricted shares, performance shares and phantom shares of

Beverly stock granted thereunder or elsewhere, by Capstone, as Beverly's successor under the Merger Agreement, to the extent set forth in Section 3.6 below, and (y) cause NBHI to adopt new stock plans as described in Section 3.2 hereof, and (ii) take such other steps (consistent with applicable law and the terms of such affected plans) as may be necessary to prevent consummation of the transactions contemplated by this Employee Benefits Matters Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment or a change in control with respect to the Beverly Stock Plans, except to the extent set forth herein.

         3.2 Prior to the Time of Distribution, NBHI shall adopt one or more stock option plans, the participants in which, initially, shall be all Transferred Employees who (i) at the Time of Distribution, hold outstanding Beverly Options and/or restricted shares, performance shares or phantom shares of Beverly stock, and (ii) where applicable, agree to release Beverly, NBHI and Capstone from any and all liability under the Beverly Stock Plans, including any liability that would arise by virtue of a change in control arising under such Plans or under any option or share granted thereunder.

         3.3 Effective immediately before the Time of Distribution, with respect to each Retained Employee and Transferred Employee who has executed and delivered to Beverly a Consent and Release, (i) each Beverly Option then outstanding, regardless of whether an incentive stock option or a nonqualified stock option, shall become fully vested and exercisable; (ii) the restrictions (e.g., risk of forfeiture) to which each restricted share of Beverly stock then outstanding is subject shall lapse and each such share shall become fully vested; (iii) each phantom share granted with respect to Beverly stock, to the extent any such grant is then outstanding, shall become fully vested; and (iv) each performance share of Beverly stock then outstanding shall become vested to the extent of fifty percent (50%) of such share. No such vesting shall occur at such time with respect to any Retained Employee or Transferred Employee who has declined to execute and deliver to Beverly a Consent and Release.

         3.4 (a) Effective immediately after the Time of Distribution, NBHI shall substitute for each outstanding Beverly Option held by a Transferred Employee, subject to the optionee's consent to the extent required, a new NBHI option to acquire shares of NBHI Common Stock, which option shall be of the same character (i.e., incentive stock option or nonqualified stock option, as the case may be, though recognizing that any such substituted NBHI option will not qualify as an incentive stock option in the hands of an optionee who is not an employee of NBHI or one of its subsidiaries) and subject to substantially the same terms and conditions, including the vesting schedule, as the Beverly Option for which it is substituted; provided, however, that, solely with respect to Transferred Employees who have executed and delivered to Beverly a Consent and Release, (i) the exercise price per share of NBHI stock for which the option may be exercised shall be an amount equal to the product of (x) the per share exercise price under the Beverly Option immediately prior to the Time of Distribution, and (y) the Distributed Stock Fraction, and (ii) the number of

NBHI shares for which the option may be exercised shall be an amount equal to the quotient of (x) the number of shares of Beverly stock for which the Beverly Option could have been exercised, had it been fully vested, immediately prior to the Time of Distribution, divided by (y) the Distributed Stock Fraction. No such adjustment to the exercise price and number of NBHI shares for which the option may be exercised shall apply to options held by Transferred Employees who have declined to execute and deliver to Beverly a Consent and Release. NBHI shall indemnify Capstone and hold Capstone harmless for any costs, expenses, or liabilities incurred by Capstone directly attributable to the refusal of any Transferred Employee to consent to the substitution of NBHI options and/or NBHI phantom shares for Beverly Options and/or phantom shares granted with respect to Beverly stock. Capstone shall promptly notify NBHI of any claim attributable to any such refusal to consent and shall cooperate with NBHI in responding thereto; provided, however, that NBHI shall have sole discretion in determining whether and how to respond to any such claim, at its sole expense, including, without limitation, contesting or settling any such claim.

                  (b) Effective immediately after the Time of Distribution, NBHI shall also substitute, with the grantee's consent to the extent required,
(i) for each then outstanding unvested phantom share granted with respect to Beverly stock and held by a Transferred Employee, new unvested phantom shares which shall be granted with respect to NBHI stock, and (ii) for each then outstanding unvested performance share or restricted share of Beverly stock held by either (A) a Transferred Employee or (B) a Retained Employee who declines to execute and deliver to Beverly a Consent and Release, new unvested performance shares or restricted shares of NBHI stock, as the case may be; provided, however, that, with respect to a Transferred Employee who has executed and delivered to Beverly a Consent and Release, the number of new phantom or performance shares, as the case may be, substituted for each phantom or performance share of Beverly stock, shall be equal to the quotient of one divided by the Distributed Stock Fraction; but no such adjustment to the number of phantom, performance or restricted shares of NBHI stock shall be made with respect to shares held by persons, whether Transferred Employees or Retained Employees, who have declined to execute and deliver to Beverly a Consent and Release; provided, further, that, with respect to a Retained Employee who has executed and delivered to Beverly a Consent and Release, no new phantom, performance or restricted shares of NBHI stock shall be issued in substitution for outstanding unvested phantom, performance or restricted shares of Beverly stock; and provided, further, that, in all other respects, all such shares shall be subject to the same terms and conditions, including vesting requirements (as adjusted to take into account the transactions referred to herein, including, without limitation, the requirement that employment services be performed for NBHI or one of its subsidiaries), as the phantom, performance or restricted share, as the case may be, for which they have been substituted.

         3.5 (a) Effective immediately after the Time of Distribution, solely with respect to each Retained Employee who has executed and delivered to Beverly a Consent and Release, Beverly shall adjust each outstanding Beverly Option held by a Retained Employee so as to preserve the terms and conditions of the Beverly Option, except that, (i) the exercise price per share of Beverly stock for which the option may be exercised shall be an amount equal to the product of (x) the per share exercise price under the Beverly Option immediately prior to the Time of Distribution, and (y) the Retained Stock Fraction, and (ii) the number of Beverly shares for which the option may be exercised shall be an amount equal to the quotient of (x) the number of shares of Beverly stock for which the Beverly Option could have been exercised, had it been fully vested, immediately prior to the Time of Distribution, divided by (y) the Retained Stock Fraction. No such adjustment to the exercise price and number of Beverly shares for which the option may be exercised shall apply to options held by Retained Employees who have declined to execute and deliver to Beverly a Consent and Release.

                  (b) Effective immediately after the Time of Distribution, with respect to each Retained Employee who has executed and delivered to Beverly a Consent and Release, the number of Beverly shares represented by each outstanding unvested performance or phantom share of Beverly stock shall be equal to the quotient of one divided by the Retained Stock Fraction; but no such adjustment to the number of unvested restricted, performance or phantom shares of Beverly stock shall be made with respect to Retained Employees who have declined to execute and deliver to Beverly a Consent and Release. With respect to each Transferred Employee who has executed and delivered to Beverly a Consent and Release, all outstanding unvested phantom, performance and restricted shares of Beverly stock shall be cancelled or forfeited, as the case may be.

         3.6 (a) As of the Effective Time of the Merger, Capstone shall assume the Beverly Stock Plans and each Beverly Option granted thereunder that is held by a Retained Employee, and each such option so assumed shall be exercisable upon the same terms and conditions as under the applicable Beverly Stock Plan and the applicable option agreement issued thereunder, except that (i) each such option shall be exercisable for that number of shares of Capstone Common Stock into which the number of shares of Beverly stock subject to such option immediately prior to the Effective Time of the Merger, but after giving effect to the adjustments described in Section 3.5 hereof, would have been converted pursuant to the Merger Agreement if such option, had it been fully vested, had been exercised immediately prior to the Effective Time of the Merger, and (ii) the exercise price per share of Capstone for which the option may be exercised, determined after giving effect to the adjustments described in Section 3.5 hereof, shall be an amount equal to the quotient of (x) such adjusted exercise price per share of Beverly stock for which the option could have been exercised, had it been fully vested, immediately prior to the Effective Time of the Merger, divided by (y) the Capstone Conversion Number.

                  (b) As of the Effective Time of the Merger, Capstone shall also assume each outstanding unvested phantom share granted with respect to Beverly stock and held by a Retained Employee, and each outstanding unvested performance share and/or restricted share of Beverly stock held by either a Transferred Employee or Retained Employee, in each instance after giving effect to the adjustments described in Section 3.5 hereof, and shall substitute (i) for each such phantom share new unvested phantom shares which shall be granted with respect to Capstone stock, and (ii) for each such performance share or restricted share, as the case may be, new unvested performance shares or restricted shares of Capstone stock; provided, however, that, the number of new phantom, performance or restricted shares of Capstone stock substituted for each phantom, performance or restricted share of Beverly stock, as the case may be, shall be equal to the Capstone Conversion Number; provided, further, that, with respect to each Transferred Employee who has executed and delivered to Beverly a Consent and Release, all outstanding unvested phantom, performance and restricted shares of Beverly stock shall be cancelled or forfeited, as the case may be, and no new phantom, performance or restricted shares of Capstone stock shall be issued in substitution therefor; and provided, further, that, in the case of any such assumption and substitution, in all other respects all such shares shall be subject to the same terms and conditions, including vesting requirements (as adjusted to take into account the transactions referred to herein, including, without limitation, the requirement that employment services be performed for Capstone or one of its subsidiaries), as the phantom, performance or restricted share, as the case may be, for which it has been substituted.

         3.7 Capstone's obligation hereunder to assume Beverly Options, and phantom shares of Beverly stock, and to substitute therefor options to acquire and phantom shares of Capstone stock, shall not be subject to any provision of the Merger Agreement limiting to 50 million the maximum number of Capstone shares which may be issued as part of the Closing Consideration. As of April 15, 1997, to NBHI's knowledge, before taking into account the adjustments described in this Article III, (i) the number of shares subject to Beverly Options held by Retained Employees was 719,168, and the number of shares to Beverly Options or unvested phantom shares held by Transferred Employees was 4,004,973; (ii) the number of unvested restricted shares of Beverly stock held by Retained Employees was 33,500, and the number of unvested restricted and performance shares held by Transferred Employees was 970,950; (iii) the number of unvested performance shares of Beverly stock held by Retained Employees was 93,000; and (iv) the number of unvested phantom shares granted with respect to Beverly stock held by Retained Employees was 888. Notwithstanding the above, NBHI represents and warrants that the aggregate number of outstanding Beverly Options, unvested phantom shares of Beverly stock, unvested restricted shares of Beverly stock, and unvested performance shares of Beverly stock issued to Retained Employees as of April 15, 1997, before taking into account the adjustments described in this Article III, does not exceed 900,000, and Capstone's obligation hereunder to assume Beverly Options and phantom shares of Beverly stock for Retained Employees shall not exceed 900,000 before taking into account the adjustments described in this Article III (reduced by the outstanding number of unvested restricted shares of Beverly stock and unvested performance shares of Beverly stock issued to Retained Employees, before taking into account the adjustments described in this Article III, and assumed hereunder); and provided further that NBHI shall indemnify and hold Capstone harmless with respect to any assumption of Beverly Options and phantom shares of Beverly stock issued to Retained Employees in excess of such limitation. The parties hereto also agree that no further additional Beverly Options or phantom shares of Beverly stock will be granted after April 15, 1997 to Retained Employees.

         3.8 To the extent, if any, that, subsequent to the Distribution, any unvested performance share or restricted share of NBHI stock held by a Retained Employee shall be forfeited, any and all such forfeited shares shall revert to NBHI. Similarly, to the extent, if any, that, subsequent to the Distribution, any unvested performance share or restricted share of Beverly or Capstone stock held by a Transferred Employee shall be forfeited, any and all such forfeited shares shall revert to Beverly or Capstone, as the case may be.

                                   ARTICLE IV

                        Non-Tax Qualified Benefit Plans

         4.1 Prior to the Time of the Distribution, Capstone, Beverly and NBHI shall cooperate to amend the Non-Tax Qualified Benefit Plans as may be necessary to provide for (i) the assumption of such Non-Tax Qualified Benefit Plans by NBHI to the extent set forth in Section 4.2 below and to provide for the ongoing participation in such plans by all Transferred Employees who previously participated therein and who execute and deliver to Beverly and NBHI a Consent and Release, (ii) the cessation of participation, contributions, and accruals under such assumed Non-Tax Qualified Benefit Plans by all Retained Employees, (iii) the retention by Beverly and assumption by Capstone of all liabilities under the Non-Tax Qualified Benefit Plans with respect to Retained Employees, which, except in the case of individual insurance policies, annuity contracts, severance agreements, employment contracts, or change in control agreements relating to Retained Employees, which shall remain with Beverly and be assumed by Capstone (the

"Assumed Instruments"), shall take the form of NBHI maintaining such Plans (on a "frozen" basis with respect to Retained Employees) and Beverly and Capstone indemnifying and holding NBHI harmless from all costs, expenses, and liabilities relating thereto (net of any assets attributable thereto previously transferred to NBHI); and (iv) take such other steps (consistent with applicable law and the terms of the affected plans) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment, cessation of service as a director or a change of control with respect to such plans.

         4.2 Effective as of the Time of Distribution, except for the Assumed Instruments, each of the Non-Tax Qualified Benefit Plans and any related rabbi trusts, related trust assets, insurance policies, and annuity contracts, shall be transferred from Beverly to NBHI and to the extent provided herein NBHI shall assume such plans, trusts, policies, and contracts and (i) succeed Beverly as the plan sponsor, plan administrator, employer or other party under such plan and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder; (ii) with respect to the Transferred Employees, assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor and/or plan administrator thereunder and to pay, and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed with respect to the Transferred Employees under any such plan, agreement or arrangement; and (iii) with respect to the Retained Employees, assume and agree to perform and discharge all of the liabilities accrued prior to the Time of Distribution under each Non-Tax Qualified Benefit Plan other than the Assumed Instruments, and, with respect to all such assumed Non-Tax Qualified Benefit Plan liabilities, Beverly and Capstone hereby agree to indemnify and hold NBHI harmless from all costs, expenses, and liabilities relating thereto, including, without limitation, any employer matching or other contributions due thereunder (net of any assets attributable thereto previously transferred to NBHI). Notwithstanding anything to the contrary herein, Beverly shall retain and Capstone shall assume and be solely responsible for all Assumed Instruments and any and all liabilities thereunder or relating thereto (including, without limitation, any employer matching or other contributions due thereunder).

                                   ARTICLE V

                         Employee Welfare Benefit Plans

         5.1 Prior to the Time of the Distribution, Beverly, Capstone, and NBHI shall cooperate to amend the Welfare Plans as may be necessary to provide for
(i) the transfer by Beverly of such Welfare Plans and any related VEBA trusts, trust assets, insurance policies, HMO contracts, and plan assets to NBHI and the assumption by NBHI of the liabilities of such plans to the extent set forth below, (ii) the ongoing participation in such plans by all Transferred Employees (to the extent such Employees are otherwise eligible thereunder but for the Distribution and restructuring), (iii) the cessation of participation in such plans as of the Time of Distribution by all Retained Employees, and
(iv) take such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment with respect to such plans.

         5.2 Effective as of the Time of Distribution, except to the extent provided below, NBHI shall assume the Welfare Plans and have transferred to it all related trust funds, insurance policies, HMO contracts, and plan assets, and, pursuant to the terms of such plans NBHI shall assume the liability with respect to and honor or cause its insurance carriers to honor all claims for benefits incurred by (i) Transferred Employees (or their dependents or beneficiaries) under such plans at any time without interruption as a result of the transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement, and (ii) Retained Employees but only for claims actually incurred during periods ending immediately prior to the Time of Distribution, in accordance with the terms of such plans. Beverly shall be relieved of and shall not assume nor be liable in any way whatsoever for such above enumerated liabilities after the Time of Distribution. On or before the Time of Distribution, Beverly and its subsidiaries shall transfer all funds of such plans (including funds for any contributions or premiums due from Beverly or any subsidiaries of Beverly which have accrued as of the Time of Distribution) either to NBHI or to the respective plans entitled to receive such transfers. Notwithstanding the above, Beverly shall retain and Capstone shall assume all coverage obligations and benefit liabilities for Retained Employees under the Welfare Plans with respect to periods beginning on or after the Time of Distribution. This retention by Beverly and assumption by Capstone shall include, without limitation, all obligations for Retained Employees under (i) COBRA, (ii) severance pay plans, (iii) short-term disability, sick pay and leave of absence, (iv) waiver of premium, (v) vacation pay, and (vi) the Beverly Executive Life Insurance Plan, Executive Survivorship Income Plan, and Executive Split Dollar Life Insurance Plan, regardless of when such benefits accrued or vested, as long as such Retained Employees were alive as of the Time of Distribution.

         5.3 Notwithstanding the above, Beverly's and Capstone's liability for Retained Employee COBRA obligations existing as of the Time of Distribution shall be discharged by NBHI administering and paying for such obligations and Beverly and Capstone indemnifying and holding NBHI harmless for all costs, expenses, and liabilities relating thereto.

                                   ARTICLE VI

                    Tax-Qualified Defined Contribution Plans

         6.1 Prior to the Time of the Distribution, Beverly, Capstone and NBHI shall cooperate to amend each of the Beverly Enterprises 401(k) Savings Plus Plan and the Beverly Enterprises, Inc. 1988 Employee Stock Purchase Plan as may be necessary to provide for (i) the assumption of such plans by NBHI as set forth below, (ii) the ongoing participation therein by the Transferred Employees (to the extent otherwise eligible thereunder), (iii) the cessation of participations, contributions, and accruals with respect to Retained Employees,
(iv) the amendment of the Pharmacy Corporation of America Retirement Savings Plan to provide for the assumption and sponsorship of such Plan by Capstone, whereby Beverly will retain such Plan and after the Merger Capstone will become the plan sponsor, named employer and fiduciary, and plan administrator thereunder, and (v) the taking of such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment with respect to the Transferred Employees who are participants in such plans.

         6.2 Effective as of the Time of Distribution, the Beverly Enterprises 401(k) Savings Plus Plan and the Beverly Enterprises, Inc. 1988 Employee Stock Purchase Plan shall be transferred from Beverly to NBHI and Beverly shall transfer the related trusts and trust assets (including funds for any contributions due from Beverly or subsidiaries of Beverly which have accrued or that have been deducted from payroll as of the Time of Distribution) and NBHI shall assume such plans and (i) succeed Beverly as the plan sponsor, plan administrator, employer or other party under such plans and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder; and (ii) except as provided below, assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor and/or plan administrator thereunder and to pay and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed under any such plan, agreement or arrangement. Notwithstanding anything to the contrary above, Beverly and Capstone shall remain solely liable and responsible for and shall pay to the respective NBHI plan or trust the matching and other employer contributions due for all Retained Employees under the Beverly Enterprises 401(k) Savings Plus Plan and the Beverly Enterprises 1988 Employee Stock Purchase Plan.

         6.3 As soon as practicable following the Time of Distribution, and to the extent permitted by law, NBHI shall cause the accounts (and related assets and liabilities) of Retained Employees in the Beverly Enterprises 401(k) Savings Plus Plan to be transferred, in cash or property acceptable to Capstone, in a trust to trust transfer (without the election of any other participant), to either the Pharmacy Corporation of America Retirement Savings Plan or another tax-qualified 401(k) plan sponsored by Capstone, at Capstone's election, and Beverly and

Capstone hereby agree to indemnify and hold NBHI and all NHBI plans and plan fiduciaries harmless from any liability, obligation, claim, damage, cost or expense relating thereto.

                                  ARTICLE VII

                               Retained Employees

         7.1 Rights. The rights of Retained Employees with respect to the periods following the Time of Distribution will be governed by this Agreement and the Merger Agreement.

                                  ARTICLE VIII

                                 Miscellaneous

         8.1 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the internal, substantive laws of the State of Delaware applicable to contracts executed in that state, without regard for the law of conflict of laws.

         8.2 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof; superseding all negotiations, prior discussions and prior agreements. To the extent a subject is specifically covered in this Agreement and to the extent any other agreement is in conflict herewith, this Agreement, if more specific, shall control.

         8.3 Parties In Interest. No party may assign its rights or delegate any of its duties under this Agreement without prior written consent of the others. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies, except that as of the Effective Time of the Merger, Capstone shall be entitled to exercise any and all of the benefits, rights and remedies afforded Beverly and shall be responsible for all of the obligations and liabilities assumed, retained, or imposed upon Beverly under this Agreement.

         8.4 Effectiveness. This Agreement shall become effective at the Time of Distribution and may be terminated by the parties at any time prior thereto by written agreement.

         8.5 Reformation and Severability. If any provision of this Agreement shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

         8.6 Titles and Heading. All titles and headings have been inserted solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

         8.7 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement. The parties assume no liability to any third party because of any reliance on the representation, warranties and agreements of the parties contained in this Agreement.

         8.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized officers this ____ day of April, 1997, but to be effective as of April 15, 1997.


                                        BEVERLY ENTERPRISES, INC.


                                        By:
                                            -----------------------------------
                                        Title:
                                              ---------------------------------


                                        NEW BEVERLY HOLDINGS, INC.


                                        By:
                                            -----------------------------------
                                        Title:
                                              ---------------------------------


                                        CAPSTONE PHARMACY SERVICES, INC.


                                        By:
                                            -----------------------------------
                                        Title:
                                              ---------------------------------